UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule Sec.240.14a-12

NEWGIOCO GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Newgioco Group, Inc. Suite 701, 130 Adelaide St. W. Toronto, Ontario M5H 2K4 (OTCQB:NWGI)

August *, 2018

To the Stockholders of Newgioco Group, Inc:

It is my pleasure to cordially invite you to attend the annual meeting of stockholders of Newgioco Group, Inc., a Delaware corporation (the “Company”), to be held on Wednesday, September 12, 2018 at the offices of the Company located at 130 Adelaide Street West, Suite 701, Toronto, Ontario M5H 2K4 Canada at 10:00 a.m. (eastern time).

At this meeting, our stockholders will vote on matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement. A presentation on our Company and business development will also be made and questions of general interest to stockholders will be addressed. The Notice of Annual Meeting and Proxy Statement, which describes the formal business to be conducted at the meeting, are enclosed with this letter.

Regardless of the number of shares of stock you own, your careful consideration of, and vote on, the matters set forth herein is very important. Whether or not you plan to attend the meeting in person you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card.

We have also included with this letter a copy of our Annual Report on Form 10-K filed for the year ended December 31, 2017 as filed with the Securities and Exchange Commission on March 30, 2018.

The Board of Directors and management of the Company look forward to seeing you at the annual meeting on September 12, 2018.

Sincerely,

/s/ Michele Ciavarella

Michele Ciavarella

Chief Executive Officer and Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on September 12, 2018 at 10:00 a.m. (eastern time)

At the offices of Newgioco Group, Inc. located at

130 Adelaide Street West, Suite 701

Toronto, Ontario M5H 2K4 Canada

August *, 2018

Dear Stockholder:

NOTICE IS HEREBY GIVEN that Newgioco Group, Inc., a Delaware corporation (referred to as "we," "us," "our," "Newgioco," or the "Company"), will hold its annual meeting of stockholders on Wednesday, September 12, 2018 at 10:00 a.m. (Eastern Time) at the offices of the Company located at 130 Adelaide Street West, Suite 701, Toronto, Ontario M5H 2K4 Canada (the " Annual Meeting"). The Meeting is being held for the following purposes:

1.	To elect five directors to the Company’s Board of Directors (the “Board of Directors” or the “Board”) to serve until the 2019 annual meeting of stockholders or until their successors are elected and qualified;

2.	To ratify the appointment of Pitagora Revisione, S.r.l. (“Pitagora Revisione”) as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

3.	To approve the Company’s 2018 Equity Incentive Plan (the “2018 Plan”) and the reservation of 9,200,000 shares of common stock for issuance thereunder;

4.	To hold an advisory vote on executive compensation;

5.	To approve a three-year frequency for holding an advisory vote on executive compensation;

6.	To approve the Amended and Restated Certificate of Incorporation which, among other things, (i) includes a forum selection clause, (ii) specifies the terms and restrictions of the issuance and designations of the authorized preferred stock and (iii) include provisions with respect to the indemnification of officers and directors of the Company;

7.	Grant discretionary authority to the Company’s Board of Directors to (A) amend Certificate of Incorporation of the Company to effect one or more consolidations of the issued and outstanding shares of common stock, pursuant to which the shares of common stock would be combined and reclassified into one (1) share of common stock at a ratio within the range from 1-for-2 up to 1-for-20 (the “Reverse Stock Split”) and (B) determine whether to arrange for the disposition of fractional interests by stockholders entitled thereto, to pay in cash the fair value of fractions of a share of common stock as of the time when those entitled to receive such fractions are determined, or to entitle stockholders to receive from the Company’s transfer agent, in lieu of any fractional share, the number of shares of common stock rounded up to the next whole number, provided that, (X) that the Company shall not effect Reverse Stock Splits that, in the aggregate, exceeds 1-for-20, and (Y) any Reverse Stock Split is completed no later than September 12, 2019; and

8.	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Our Board has fixed the close of business on July 16, 2018 as the record date (the “Record Date”) for determining the stockholders entitled to notice of, and to vote at, the Meeting or any adjournment or postponement of the Meeting.

Your vote is important. To be sure your vote counts and assure a quorum, please vote, sign, date and return the enclosed proxy card as soon as possible, regardless of whether you plan to attend the meeting. If you hold your shares through a bank, brokerage firm or other nominee, please follow the instructions on the enclosed voting instruction form, regardless of whether you plan to attend the meeting in person.

By order of our Board of Directors,

/s/ Michele Ciavarella

Michele Ciavarella

Chairman of the Board and Chief Executive Officer

You will not be admitted to the Annual Meeting without proper identification (such as a driver's license or passport) and either proof of your ownership of our common stock or proof that you hold a valid proxy from a stockholder who held our common stock, in each case as of the Record Date of the Annual Meeting.

Doors will open at 9:15 a.m. (eastern time). Please allow ample time for check-in and bring proper identification and evidence of either your stock ownership or the grant of any valid proxy you hold with you in order to be admitted to the Annual Meeting. If your shares (or the shares of the stockholder who granted you the proxy) are held in the name of a bank, broker, or other nominee holder and you plan to attend the Annual Meeting in person, please bring a copy of your broker statement, the proxy card mailed to you by your bank or broker or other proof of ownership of our common stock (or the equivalent proof of ownership

PROXY STATEMENT

This Proxy Statement, the accompanying proxy card and our Annual Report on Form 10-K for the fiscal year ending December 31, 2017 as filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2018 (the “Annual Report”) are being mailed to stockholders as of the Record Date, on or about * 2018. This proxy procedure is necessary to permit all stockholders, many of whom are unable to attend the Annual Meeting in person, to vote. You can also find a copy of our Annual Report on the Internet through the SEC’s electronic data system called EDGAR at www.sec.gov or through the “Investor” section of our website at www.newgiocogroup.com.

Our Board encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, SEPTEMBER 12, 2018.

Solicitation of Proxies

The Board is soliciting your vote by distributing this proxy statement to all stockholders entitled to vote at the Annual Meeting to be held on Wednesday, September 12, 2018 at 10:00 a.m. (eastern time) at the offices of the Company located at 130 Adelaide Street West, Suite 701, Toronto, Ontario M5H 2K4 Canada, and any adjournments thereof. The Board will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to all beneficial owners of our common stock.

Householding

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements for two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for Newgioco.

Some banks, brokers and other nominee record holders may follow the practice of sending only one copy of Newgioco's Proxy Statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

If you prefer, we will promptly deliver a separate copy of the document to you if you request one by writing to: Newgioco Group, Inc. 130 Adelaide Street West, Suite 701, Toronto, Ontario, M5H 2K4 Canada, Attention: Corporate Secretary; or by calling: (416) 593-5555. If you wish to receive separate copies of the Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the address and phone number listed above.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov or at www.newgiocogroup.com.

Upon request of any stockholder, a copy of Newgioco's Annual Report, including a list of the exhibits thereto, may be obtained, without charge, by writing to Newgioco Group, Inc., 130 Adelaide Street West, Suite 701, Toronto, Ontario, M5H 2K4 Canada, Attention: Corporate Secretary or by requesting a copy by telephone at: (416) 593-5555.

Whether or not you expect to be present at the Annual Meeting, please sign and return the enclosed proxy promptly. Your vote is important.

QUESTIONS AND ANSWERS ABOUT VOTING

Agenda Items

What Proposals am I being asked to consider and vote upon?

The agenda for the Annual Meeting is:

1.	To elect five directors to the Company’s Board of Directors to serve until the 2019 annual meeting of stockholders or until their successors are elected and qualified;

2.	To ratify the selection of Pitagora Revisione as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

3.	To approve the Company’s 2018 Plan and the reservation of 9,200,000 shares of common stock for issuance thereunder;

4.	To hold an advisory vote on executive compensation;

5.	To approve a three-year frequency for holding an advisory vote on executive compensation;

6.	To approve the Amended and Restated Certificate of Incorporation which, among other things, (i) includes a forum selection clause, (ii) specifies the terms and restrictions of the issuance and designations of the authorized preferred stock and (iii) include provisions with respect to the indemnification of officers and directors of the Company;

7.	To grant discretionary authority to the Company’s Board of Directors to (A) amend the Certificate of Incorporation of the Company to effect one or more consolidations of the issued and outstanding shares of common stock, pursuant to which the shares of common stock would be combined and reclassified into one (1) share of common stock at a ratio within the range from 1-for-2 up to 1-for-20 and (B) determine whether to arrange for the disposition of fractional interests by stockholders entitled thereto, to pay in cash the fair value of fractions of a share of common stock as of the time when those entitled to receive such fractions are determined, or to entitle stockholders to receive from the Company’s transfer agent, in lieu of any fractional share, the number of shares of common stock rounded up to the next whole number, provided that, (X) that the Company shall not effect Reverse Stock Splits that, in the aggregate, exceeds 1-for-20, and (Y) any Reverse Stock Split is completed no later than September 12, 2019; and

8.	To transact any other business properly brought before the meeting.

Will there be any other items of business addressed at the Annual Meeting?

Our bylaws preclude consideration of any other business by the stockholders at the Annual Meeting since the requisite notice to conduct such business would not have been provided on a timely basis to the stockholders before the meeting.

Who Can Vote

Shares Outstanding and Quorum Requirement

You can vote at the Annual Meeting if you are a holder of common stock on the Record Date. You will have one vote for each share of common stock and your shares can be voted at the Annual Meeting only if you are present in person or represented by a valid proxy. As of the Record Date, there were 75,540,298 shares of common stock outstanding and entitled to vote.

We require a quorum of stockholders in order to hold a valid Annual Meeting. A quorum will be considered present if the holders of at least a majority of the outstanding common stock entitled to vote at the Annual Meeting either attend the Annual Meeting in person or are represented by proxy. Votes withheld and broker non-votes will be considered to be represented for purposes of determining a quorum.

Dissenting Stockholder Rights

Dissenting stockholders have no appraisal rights under Delaware law, or under our Certificate of Incorporation, as amended (the “Certificate of Incorporation”) or under our Bylaws in connection with the matters to be voted on at the Annual Meeting.

FREQUENTLY ASKED QUESTIONS

What is a Proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card.

What is a Proxy Statement?

A proxy statement is a document containing information that the SEC requires companies to provide to stockholders so they can make informed decisions about matters that will be brought up at an annual (or special) meeting of stockholders. of stockholders.

Why am I receiving this Proxy Statement?

This Proxy Statement is being furnished to you in connection with the solicitation of proxies by our Board of Directors for the 2018 Annual Meeting to be held on Wednesday, September 12, 2018 at 10:00 a.m. (Eastern Time) at the offices of the Company located at 130 Adelaide Street West, Suite 701, Toronto, Ontario, M5H 2K4 Canada and any adjournments thereof. This proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the Annual Meeting and the information you need to know to vote at the Annual Meeting.

What if I receive multiple proxy cards?

If you receive more than one proxy card, it means that your shares are held in more than one account. In order to make sure you have voted all of your shares, please make sure you have properly signed, dated and mailed each proxy card you may have received.

Use of Proxies and Revocation of Proxy

Unless you tell us on the proxy card to vote differently, we will vote shares represented by signed and returned proxies: (i) FOR all of the director nominees; (ii) FOR the ratification of the selection of Pitagora Revisione as our independent registered public accounting firm for the fiscal year ending December 31, 2018; (iii) FOR approval of the Company’s 2018 Plan and the reservation of 9,200,000 shares of common stock for issuance thereunder; (iv) FOR approval of the advisory vote on executive compensation; (v) FOR approval of a three-year frequency for holding an advisory vote on executive compensation, (vi) FOR the Amended and Restated Certificate of Incorporation; and (vi) FOR granting discretionary authority to the Company’s Board of Directors to (A) amend the Certificate of Incorporation of the Company to effect one or more consolidations of the issued and outstanding shares of common stock, pursuant to which the shares of common stock would be combined and reclassified into one (1) share of common stock at a ratio within the range from 1-for-2 up to 1-for-20 (the “Reverse Stock Split”) and (B) determine whether to arrange for the disposition of fractional interests by stockholders entitled thereto, to pay in cash the fair value of fractions of a share of common stock as of the time when those entitled to receive such fractions are determined, or to entitle stockholders to receive from the Company’s transfer agent, in lieu of any fractional share, the number of shares of common stock rounded up to the next whole number, provided that, (X) that the Company shall not effect Reverse Stock Splits that, in the aggregate, exceeds 1-for-20, and (Y) any Reverse Stock Split is completed no later than September 12, 2019. We do not now know of any other matters to come before the Annual Meeting. If they do, proxy holders will vote shares represented by proxies according to their best judgment.

Any stockholder giving a proxy has the power to revoke the proxy at any time before the proxy is voted. In addition to revocation in any other manner permitted by law, a proxy may be revoked by an instrument in writing executed by the stockholder or by his attorney authorized in writing, or, if the stockholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and deposited at the offices of our transfer agent, Signature Stock Transfer, Inc., 14673 Midway Road, Suite 220, Addison, Texas 75001, at any time up to and including the last business day preceding the day of the Annual Meeting, or any adjournment thereof, or with the Chairman of the Annual Meeting on the day of the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?

If your shares are registered directly in your name with our transfer agent, Signature Stock Transfer, Inc., you are considered the “stockholder of record” with respect to those shares, and the Notice of Annual Meeting, Proxy Statement and Annual Report was sent directly to you by the Company.

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of the shares held in “street name,” and the Notice of Annual Meeting, Proxy Statement and Annual Report was forwarded to you by your brokerage firm, bank or other intermediary. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a “beneficial owner of shares held in street name,” you have the right to direct that organization on how to vote the shares held in your account.

How to Vote

For Shares Held Directly in the Name of the Stockholder

If you hold your shares in registered form and not through a bank, brokerage firm or other nominee, you may vote your shares in one of two ways:

•	Voting in person. If you choose to vote in person, you can attend the Annual Meeting and cast your vote in person; or

•	Voting by mail. If you choose to vote by mail, complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted at the Annual Meeting for all of the proposals.

For Shares Held Through a Bank, Brokerage Firm or Other Nominee

If you hold your shares through a bank, brokerage firm or other nominee, you may vote your shares in any one of two ways:

•	Voting in person. If you choose to vote in person at the Annual Meeting, you must obtain a legal proxy from your bank, brokerage firm or other nominee authorizing you to vote at the Annual Meeting. You can then come to the Annual Meeting and cast your vote in person; or

•	Voting by mail. If you choose to vote by mail, complete and return to your bank, brokerage firm or other nominee the voting instruction form provided to you by your bank, brokerage firm or other nominee.

Broker Non-Votes

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you sign your proxy card but do not provide instructions on how your broker should vote on “routine” proposals, your broker will vote your shares as recommended by the Board. If you do not provide voting instructions, your shares will not be voted on any “non-routine” proposals. This vote is called a “broker non-vote.” Because broker non-votes are not considered under Delaware law to be entitled to vote at the Annual Meeting, broker non-votes will not be included in the tabulation of the voting results of any of the proposals and, therefore, will have no effect on these proposals.

Revoking a Proxy or Changing Your Vote

Can I change or revoke my vote?

Yes. You can revoke your vote at any time before the beginning of the Annual Meeting depending on how you hold your shares as follows:

For Shares Held Directly in the Name of the Stockholder

If you hold your shares in registered form and not through a bank, brokerage firm or other nominee, you may revoke your proxy at any time before it is exercised. You can revoke a proxy by:

•	Submitting a later-dated proxy by mail;

•	Sending a written notice to our Corporate Secretary. You must send any written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the Annual Meeting to: Newgioco Group, Inc., 130 Adelaide Street West, Suite 701, Toronto, Ontario M5H 2K4 Canada, Attention: Corporate Secretary; or

•	Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not in and of itself revoke your proxy. You must vote your shares at the Annual Meeting in order to effectively revoke your previously delivered proxy.

For Shares Held Through a Bank, Brokerage Firm or Other Nominee

If you hold your shares through a bank, brokerage firm or other nominee, you may change your vote at any time by:

•	Submitting a later-dated voting instruction form by mail to your bank, brokerage firm or other nominee; or

•	Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not in and of itself revoke your voting instructions to your bank, brokerage firm or other nominee. You must vote your shares at the Annual Meeting in order to effectively revoke your previously delivered voting instructions. However, in order to vote your shares at the Annual Meeting, you must obtain a legal proxy, executed in your favor, from your bank, brokerage firm or other nominee to be able to vote at the Annual Meeting.

Counting of Votes

All votes will be tabulated by the Inspector of Election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes and abstentions.

Shares represented by proxies that reflect abstentions as to a particular proposal will be counted as present and entitled to vote for purposes of determining a quorum. An abstention is counted as a vote against that proposal.

Shares represented by proxies that reflect a broker "non-vote" will be counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" will be treated as not-voted for purposes of determining approval of a proposal and will not be counted as "for" or "against" that proposal.

How will I find out the outcome of the voting?

We will announce preliminary voting results at the Annual Meeting. We will publish the final results in a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting.

Who is paying for this proxy solicitation?

In addition to mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. We will not pay our directors, officers and employees any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

When are stockholders proposals due for next year’s annual meeting?

Any appropriate proposal submitted by a stockholder and intended to be presented at the 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”) must be submitted in writing to the Company at 130 Adelaide Street West, Suite 701, Toronto, Ontario M5H 2K4 Canada, and received not later than *, 2018. However, if the date of the 2019 Annual Meeting is advanced or delayed by more than 30 days from September 12, 2019, to be considered for inclusion in proxy materials for our 2019 Annual Meeting, a stockholder proposal must be submitted in writing to the Company at 130 Adelaide Street West, Suite 701, Toronto, Ontario M5H 2K4 Canada, and received a reasonable time before the Company begins to print and mail its proxy materials for the 2019 Annual Meeting. A stockholder proposal will need to comply with the SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Although the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

What Interest Do Officers and Directors Have in Matters to Be Acted Upon?

Members of the Board of Directors and executive officers of the Company do not have any interest in any proposal that is not shared by all other stockholders of the Company except for Proposal 1 (nominees to our Board of Directors will be elected) and Proposal 3 (members of our Board of Directors and our executive officers will be eligible for equity incentive awards and otherwise to participate in our plan).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table certain information regarding the beneficial ownership of our common stock beneficially by: (i) each stockholder, who, to our knowledge, owns 5% or more of our outstanding common stock, (ii) each of our executive officers and directors, and (iii) all executive officers and directors as a group. We have determined beneficial ownership in accordance with applicable rules of the SEC, and the information reflected in the table below is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days after the Record Date through the exercise of any option, warrant or right or through the conversion of any convertible security. Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe, based on the information furnished to us that each of the persons named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

The information set forth in the table below is based on 75,540,298 shares of common stock outstanding issued and outstanding on the Record Date. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, warrants, rights or other convertible securities held by that person that are currently exercisable or will be exercisable within 60 days after the Record Date. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the principal address of each of the stockholders below is c/o Newgioco Group, Inc., 130 Adelaide Street West, Suite 701, Toronto, Ontario M5H 2K4 Canada.

	Number of Shares Beneficially Owned	Percentage Beneficially Owned
Directors and Named Executive Officers:
Michele Ciavarella	0 (1)	0%
Alessandro Marcelli	3,000,000	3.97%
Beniamino Gianfelici	3,000,000	3.97%
Gabriele Peroni	5,309,640	7.03%
Luca Pasquini	5,351,662	7.08%
Franco Salvagni	923,440	1.22%
Russ McMeekin	0	0%
Harold Wolkin	557,215	*
William Rutsey	0	0%
All directors and Named Executive Officers as a group (9 persons)	18,141,957	23.84%

5% or Greater Stockholders:
Gold Street Capital Corp. 122 Mary St., Zephyr House, Georgetown, Grand Cayman (3)	34,884,240	45.11%
Mississaugas of the New Credit First Nation, 2789 Mississauga Road R.R. #6, Hagersville, Ontario N0A 1H0 (4)	5,338,000	6.90%

(1) Michele Ciavarella disclaims any beneficial ownership over the 34,884,240 shares of the Company held by Gold Street Capital Corp., a corporation owned by Mr. Ciavarella’s spouse.

(2) Includes (i) warrants to purchase up to 166,400 shares of common stock and (ii) 390,815 shares of common stock issuable upon conversion of a 10% debenture in the principal amount of CAD $200,000 (or approximately $154,245 based upon the exchange rate on May 31, 2018) including interest accrued thereon.

(3) Gilda Pia Ciavarella is the President of Gold Street Capital Corp. and in such capacity is deemed to having voting and dispositive power over the securities held by such entity.

(4) Stacey LaForme is the Chief of Mississaugas of the New Credit First Nation and in such capacity is deemed to having voting and dispositive power over the securities held by such entity.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Board currently consists of five directors, each of whose terms will expire at this Annual Meeting.

On April 26, 2018, Alessandro Marcelli, a non-independent director, resigned as a member of the Board so that the Board may be composed of a majority of independent directors. Mr. Marcelli serves a key role in the management of the Company and will continue with his respective duties as President and Chief Operating Officer of the Company. On February 15, 2018, Mr. Kelly Ehler, an independent director, resigned as a member of our Board. On July 23, 2018, each of Robert Stabile, Stefano Giorgi and Quirino Mancini resigned as members of our Board. None of Messrs. Marcelli, Ehler, Stabile, Giorgi or Quirino’s resignations were not the result from any disagreement with the Company, any matter related to the Company’s operations, policies or practices, the Company’s management or the Board.

As a result of the departures of Messrs. Marcelli and Ehler, the number of directorships on the Board was reduced from seven members to five members. In order to fill the vacancies on the Board caused by the resignations of Messrs. Stabile, Giorgi or Quirino, on July 23, 2018, the Board appointed each of Russ McMeekin, Harold Wolkin and William Rutsey to serve as members of the Board until the Annual Meeting or until his successor has been elected and qualified, or until the director’s death, resignation or removal.

At this Annual Meeting, five persons, comprising the entire membership of the Board of Directors, are to be elected. Each elected director will serve until the Company’s next annual meeting of stockholders or until his successor has been elected and qualified, or until the director’s death, resignation or removal. All nominees have consented to serve if elected. We expect that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, such proxy will be voted for the election of another nominee to be designated by the Board to fill any such vacancy.

Biographical and certain other information concerning the Company’s nominees for election to the Board of Directors is set forth below. Except as indicated below, none of our directors is a director in any other reporting companies. We are not aware of any proceedings to which any of our directors, or any associate of any such director is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

NOMINEES FOR DIRECTOR

Name of Nominee	Age
Michele Ciavarella	56
Luca Pasquini	52
Russ McMeekin	53
Harold Wolkin	66
William Rutsey	71

Nominees Biographies

Michele Ciavarella – Chief Executive Officer and Chairman of the Board

Michele Ciavarella has served as our Chief Executive Officer and Chairman of the Board since June 2011. In addition, Mr. Ciavarella has served the Company in various roles and executive capacities since 2004 including President, Chief Executive Officer and Director of Operations. From 2004 to 2011 Mr. Ciavarella was engaged in senior executive and director roles for a variety of private and publicly listed companies including Kerr Mines Ltd. (formerly known as) Armistice Resources, Firestar Capital Management Corporation, Mitron Sports Enterprises, Process Grind Rubber and Dagmar Insurance Services. He also served as the Business Development Officer for Forte Fixtures and Millwork Inc., a family business in the commercial retail fixture manufacturing industry from January 2007 until October 2013. From 1990 until 2004, Mr. Ciavarella served as a senior executive, financial planner, life insurance underwriter and financial advisor for Manulife Financial and Sun Life Financial. Mr. Ciavarella received his Bachelor of Science degree in liberal science from Laurentian University in Sudbury, Ontario. Mr. Ciavarella has been focused on incubating and executing on business building strategies for the prior 25 years. We believe that Mr. Ciavarella is qualified to serve as a member of our Board because of his practical experience in a broad range of competencies including executive, financial and operational application of lean business process management as well as extensive c-level and board level experience and his leadership skills and diversified industry experience combined with a track record of growing businesses, both organically and through acquisitions and joint ventures.

Luca Pasquini - Chief Technology Officer and Director

Luca Pasquini has served as a member of our Board and our Chief Technology Officer since August 2016. Mr. Pasquini brings 30 years of information technology experience and has served as team leader, service manager and project manager in various software and technology development projects. Since 2013, Mr. Pasquini has served as co-founder and Chief Executive Officer of Odissea Betriebsinformatik Beratung GmbH where he was instrumental in the engineering and creation of a powerful, state-of-the art sports betting and gaming technology system. From 2011 to 2013, Mr. Pasquini served as IT Manager of GoldBet sportwetten GmbH where he provided executive oversight of technology adaptation and software development. Mr. Pasquini has also been instrumental in assembling a solid team of gaming specialist software engineers that have developed an innovative bookmaker platform and a full suite of gaming products. Mr. Pasquini is a graduate of technical engineering studies at Instituto Superiore Valdarno in San Giovanni Valdarno, Italy. We believe that Mr. Pasquini is qualified to serve as a member of our Board because of his extensive background in gaming software development, including software engineering in a variety of industries, as well as his technical leadership abilities.

Russ McMeekin – Director

Russ McMeekin has served as a member of our Board since July 2018. Mr. McMeekin has over 25 years of professional experience in gaming, technology and executive management. Since May 2017, he has served as the Chief Executive Officer, President and co-founder of Universal mCloud (TSXV: MCLD), and from June 2009 until September 2012, he served as the Chief Executive Officer of SCI Energy. From October 2015 until June 2016, Mr. McMeekin served as Executive Chairman of Yokogawa Venture Group following the acquisition of Industrial Knowledge by Yokogawa Electric Corp., an industrial technology company listed on the Tokyo Stock Exchange. From July 2002 until November 2008, Mr. McMeekin served as President, Chief Executive Officer and a member of the Board of Progressive Gaming International, an integrated gaming management systems provider who pioneered the use of embedded radio-frequency identification, also known as RFID, in poker chips and advanced sports betting systems included mobile gaming for the casino gaming industry worldwide. From July 2002 until November 2008, Mr. McMeekin served as a member of the board of the American Gaming Association and the Canadian Gaming Association. From July 1992 until October 2002, Mr. McMeekin served in various capacities at Honeywell International (“Honeywell”) including President of Advanced Software and Internet Business. As Group President at Honeywell, he also led the formation of Venture Initiatives to form Myplant (serving the industrial community), a joint venture with Microsoft Inc, Myfacilities (serving the commercial building industry) and MyAircraft a venture with Honeywell, I2 and BF Goodrich. While at Honeywell, Mr. McMeekin served as President and General Manager of Honeywell’s Hi-Spec Software Solutions business unit, the advanced software technology and optimization division of Honeywell. He also served in Singapore, leading the Asia Pacific Advanced Software group. Mr. McMeekin received a Diploma from Sault College in Engineering Technology and continued his studies in engineering at the University of Waterloo. He completed the Executive Business Program sponsored by Honeywell at the Harvard Business School and also completed the Stanford School of Law, Executive Director Program with a focus on public company corporate governance. He started his career at a University of Western Ontario Computer Aided Design Venture which was acquired by Honeywell in 1992. We believe that Mr. McMeekin is qualified to serve as a member of our Board because of his experience in areas such as mergers and acquisitions, initial public offerings, joint ventures, corporate governance, financial reporting, long term budgetary oversight as well as both financial and business strategy.

Harold M. Wolkin – Director

Harold M. Wolkin has served as a member of our Board since July 2018. Mr. Wolkin is an executive, investment banker and financial analyst with over 30 years of business success. From August 2009 until January 2011, Mr. Wolkin served as Executive Vice President, Head of Investment Banking of Dundee Capital Markets, and from July 2008 until August 2009, he served as Founder, Vice Chairman, Head of Investment Banking of Sandfire Securities, Inc. From October 1992 until January 2008, Mr. Wolkin served as Managing Director, Diversified Industries, Investment and Corporate Banking of BMO Capital Markets ("BMO"), and from October 1992 until January 2008, he served as Vice President and Director, Equity Research Analyst of BMO and BMO Financial Group. In addition to the foregoing, Mr. Wolkin has held a variety of roles with Canada Trust Corporation, Royal Trust Corporation and Crown Life Insurance Company from 1976 until 1992 including Assistant Portfolio Manager, Equity Research Analyst and Senior Economist. Since retiring in 2011, Mr. Wolkin has served as a member of boards of directors and committees of various companies, including public, private and non-for-profit companies. Specifically, he has served as a director and chairman of the audit committee of Baylin Technologies (TSX: BYL) since November 2013 and was appointed as vice chair of the board in August 2017; director and chairman of the audit committee of Cipher Pharmaceuticals (TSX: CPH) since September 2016; and director and a member of the audit committee of Diamond Estates Wine & Spirits (TSX: DWS) (“Diamond”) since September 2013 and chairman of the governance and compensation committee of Diamond since November 2017. In addition, Mr. Wolkin served as a member of the board of Global Financial Group from November 2014 to September 2017, Ceres Global Ag from August 2014 until May 2016, White Knight Acquisition Corp. III from August 2014 until May 2016, Canterra Seeds from August 2014 to May 2016 and Plymouth Realty Corp. from August 2013 until June 2015. Since June 2014, Mr. Wolkin has served as a member of the advisory committee of Vantage Funds, and since June 2001 he has served as a member of the board of the Miles Nadal Jewish Community Centre where he was previously appointed as the president. Since May 2013, Mr. Wolkin has also served as a member of the advisory committee for the Masters in Financial Economics, at the University of Toronto. Mr. Wolkin is a Chartered Financial Analyst ("CFA"). He received a Master of Arts in economics from the University of Toronto and a Bachelor of Arts in economics from York University. He also holds a number of professional affiliations including, among several others, a Graduate of the Institute of Corporate Directors Program, Rotman School of Management; Former President, Toronto CFA Society and a Lifetime Member, Toronto Association of Basketball Officials. We believe that Mr. Wolkin is qualified to serve as a member of our Board because of his expertise as a CFA as well as his experience with both public companies and early stage companies.

William Rutsey – Director

William Rutsey has served as a member of our Board since July 2018. Mr. Rutsey has had a highly accomplished career as a senior executive and an advisor to the public and private sectors in the gaming, sports and entertainment and real estate fields, culminating in his positions as Chief Executive Officer in the gaming industry in Nevada, Ontario and nationally in Canada. Since June 2017, Mr. Rutsey has acted as an advisor to the Canadian Gaming Association (the “CGA”). From March 2005 until June 2017, Mr. Rutsey served as Chief Executive Officer of CGA where he was a national advocate for the gaming entertainment industry, responsible for positioning the association to address regulatory, political and educational issues in the industry, including being a regular commentator on gaming issues in media and before the government. In March 2006 he co-founded Canada’s pre-eminent annual gaming industry convocation, the Canadian Gaming Summit and served as its Chairman from March 2006 until June 2017. Mr. Rutsey also served as co-publisher of Canada’s premier gaming industry magazine, Canadian Gaming Business, from January 2006 until June 2017. As Chief Executive Officer of RPC Gaming Inc. from November 1994 until March 2001 and Chief Executive Officer of Multigames International Inc from April 2001 until December 2007, Mr. Rutsey developed and managed gaming businesses in Ontario, Las Vegas and internationally, including a chain of sports bars in Las Vegas, and has been licensed by gaming regulators in Nevada and Ontario. As founder and practice leader of the Coopers and Lybrand (now PricewaterhouseCoopers) Gaming Consulting Practice from September 1987 until November 1994, he advised numerous private and public-sector clients, including the Ontario government, authoring the Ontario Casino Market and Economic Impact Study – the blueprint for the Ontario casino gaming industry. He also previously advised professional sports organizations on the design and development of new stadium and arena facilities and various levels of government on public infrastructure projects. In 2017, Mr. Rutsey received the Canadian Gaming Industry Leadership and Outstanding Contribution Award which is awarded for lifetime achievement. We believe that Mr. Rutsey is qualified to serve as a member of our Board because of his more than 25 years of experience in the gaming industry including his assistance in the creation of gaming policy and casino development in Nevada, Ontario, Nova Scotia and New Brunswick.

Family Relationships

Except Beniamino Gianfelici who is the father in law of Alessandro Marcelli, there are no other family relationships among any of our current or former directors or executive officers.

Involvement in Certain Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses), or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

CORPORATE GOVERNANCE

Our Board of Directors

Our Board currently consists of five members. Our Board has decided that it would judge the independence of its directors by the heightened standards established by the Nasdaq Stock Market, despite the Company not being subject to these standards at this time. Accordingly, the Board has determined that our three non-employee directors nominees, Messrs. McMeekin, Wolkin and Rutsey, if appointed as a member of our Board, will each meet the independence standards established by the Nasdaq Stock Market and the applicable independence rules and regulations of the SEC, including the rules relating to the independence of the members of our audit committee and compensation committee. Our Board considers a director to be independent when the director is not an officer or employee of the Company or its subsidiaries, does not have any relationship which would, or could reasonably appear to, materially interfere with the independent judgment of such director, and the director otherwise meets the independence requirements under the listing standards of the Nasdaq Stock Market and the rules and regulations of the SEC.

Role of the Board of Directors - Board Leadership Structure – Risk Management

All corporate authority resides in the Board as the representative of the stockholders. The Board has delegated authority to management to implement the Company’s mission of maximizing long-term stockholder value while adhering to the laws of the jurisdictions where we operate and at all times observing the highest ethical standards. With respect to its relationship to management, the Board’s role is not to manage but to provide independent oversight of management’s decisions.

Management’s responsibilities include the development and implementation of the Company’s strategic plans, utilization of Company resources, authorization of spending limits and the authority to hire consultants and employees and terminate their services when deemed appropriate or necessary. The Board retains responsibility to recommend candidates to the stockholders for election to the Board. The Board retains responsibility for selection and evaluation of the Chief Executive Officer, determination of senior management compensation, approval of the annual budget, and assurance of adequate financial and accounting systems, procedures and controls. The Board also provides advice and counsel to senior management on a regular basis.

All major decisions are considered by the Board as a whole; however, the Board has chosen to exercise certain of its responsibilities through committees of the Board. On September 1, 2017 Newgioco formed three standing committees of the Board: an audit committee, a corporate governance and nominating committee and a compensation committee.

Due to the developing nature of our business and classification as a smaller reporting company, the role of Chairman of the Board and Chief Executive Officer of the Company are currently held by the same person, Michele Ciavarella. The role of the Chairman of the Board is to set board agendas, priorities and procedures to facilitate the Board in its review and oversight function. The role of the Chief Executive Officer is to establish and implement the Company’s strategic direction, subject to Board oversight. Mr. Ciavarella has thus far been able to carry out these duties in an effective and dependable manner and has also been a capable steward of our stockholders’ interests during the development stage of our business. Consistent with the Company’s view of our Boards’ and managements’ distinct but mutually supportive roles described above, the Company plans to separate the positions of Chairman of the Board and Chief Executive Officer as our business expands and more resources become available to the Company.

Board Meetings

During the fiscal year ended December 31, 2017, our Board held a total of five meetings. All of the directors attended every meeting of our Board. Our audit committee, our compensation committee and our corporate governance and nominating committee held no meetings during the fiscal year ended December 31, 2017.

Board Committees

Our Board designated the following three committees of the Board: the audit committee, the compensation committee and the corporate governance and nominating committee. Charters for each of the three committees is available on our website at www.newgiocogroup.com/index.php/corporate-governance.

Audit Committee

The Company’s audit committee is comprised of Messrs. McMeekin, Wolkin and Rutsey. Harold Wolkin is Chairman of the audit committee. The primary purpose of the audit committee is to oversee the quality and integrity of our accounting and financial reporting processes and the audit of our financial statements. The audit committee is responsible for selecting, compensating, overseeing and terminating our independent registered public accounting firm. Specifically, the audit committee's duties are to recommend to the Company's Board the engagement of an independent registered public accounting firm to audit the Company's financial statements and to review the Company's accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee will at all times be composed exclusively of directors who are, in the opinion of the Company's Board, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles. The Board has determined that each member of the audit committee is “independent,” as that term is defined by the rules of the Nasdaq Stock Market. The Board believes that Mr. Harold Wolkin, if elected as a member of the Board, will qualify as an audit committee financial expert (as defined in Item 407 of Regulation S-K).

Compensation Committee

The Company’s compensation committee is comprised of Messrs. McMeekin, Wolkin and Rutsey. Russ McMeekin is Chairman of the compensation committee. The compensation committee is responsible for, among other things, reviewing and recommending to our Board the annual salary, bonus, stock compensation and other benefits of our executive officers, including our Chief Executive Officer and Chief Financial Officer; reviewing and providing recommendations regarding compensation and bonus levels of other members of senior management; reviewing and making recommendations to our Board on all new executive compensation programs; reviewing the compensation of our Board; and administering our equity incentive plans. The compensation committee may delegate any or all of its duties or responsibilities to a subcommittee of the compensation committee, to the extent consistent with the Company's organizational documents and all applicable laws, regulations and rules of markets in which the Company's securities trade, as applicable. The Board has determined that each member of the compensation committee is “independent,” as that term is defined by the rules of the Nasdaq Stock Market.

Corporate Governance and Nominating Committee

The Company’s corporate governance and nominating committee is comprised of Messrs. McMeekin, Wolkin and Rutsey. William Rutsey is Chairman of the corporate governance and nominating committee. The corporate governance and nominating committee is responsible for, among other things, annually assessing the composition, skills, size and tenure of the Board of Directors in advance of annual meetings and whenever individual directors indicate that their status may change; annually considering new members for nomination to the Board of Directors; causing the Board of Directors to annually review the independence of directors; and developing and monitoring the Company’s general approach to corporate governance issues as they may arise. The Board has determined that each member of the corporate governance and nominating committee is “independent,” as that term is defined by the rules of the Nasdaq Stock Market.

Director Nomination Process

Our nominating committee participates in the process of identifying and evaluating candidates for our Board. The process followed by our corporate governance and nominating committee to identify and evaluate candidates includes requests to members of our existing directors and others (including, where appropriate, professional search firms) for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates. In considering whether to recommend any candidate for inclusion in our Board’s slate of recommended director nominees, including candidates recommended by stockholders, our Board considers many factors. Our corporate governance and nominating committee does not have a diversity policy; however, its goal is to nominate candidates from a broad range of experiences and backgrounds who can contribute to our Board by reflecting on a range of perspectives, thereby increasing the Board’s overall effectiveness. In identifying and recommending nominees for positions on our Board, our corporate governance and nominating committee places primary emphasis on the candidate's personal and professional integrity, experience in corporate management, knowledge of our business and industry, experience as a board member of another publicly held company, diversity of experience in substantive matters pertaining to our business, and practical and mature business judgment. Our corporate governance and nominating committee does not assign specific weights to particular factors and no particular factor is a prerequisite for each nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities. In the case of an incumbent director whose term of office is set to expire, our Board reviews such director's overall service to us during the director's term. In the case of a new director candidate, our Board reviews whether the nominee is "independent," based on applicable listing standards of Nasdaq and applicable SEC rules and regulations, if necessary.

Stockholders may recommend individuals to our Board for consideration as potential director candidates by timely submitting their name, along with the additional information and materials required by our bylaws, to Newgioco Group, Inc., 130 Adelaide Street West, Suite 701, Toronto, Ontario, M5H 2K4 Canada, Attention: Corporate Secretary or CEO. Our by-laws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. Please see the section of this Proxy Statement titled " When are stockholders proposals due for next year’s annual meeting?" for more information regarding the submission of stockholder nominations and other proposals. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, our Board will evaluate those candidates by following the same process, and applying the same criteria, discussed above.

Stockholder Communications with the Board

Stockholders who wish to communicate with our Board may do so by sending written communications addressed to the Board at Newgioco Group, Inc., 130 Adelaide Street West, Suite 701, Toronto, Ontario, M5H 2K4 Canada, Attention: Corporate Secretary. Our corporate secretary will forward all mail received at our corporate office that is addressed to our Board or any particular director, as appropriate.

The Company and Board have not established a formal process for determining whether all shareholder communication received by the corporate secretary will be forwarded to directors. The Board welcomes shareholder communication and has instructed the corporate secretary to use reasonable criteria to determine whether correspondence should be forwarded. The Board believes that correspondence has been and will continue to be forwarded appropriately. However, exceptions may occur, and the Board does not intend to provide management with instructions that limit its ability to make reasonable business decisions. In certain circumstances, the Board anticipates that management would provide the Board or board members with summary information regarding correspondence.

Board of Directors Compensation

Director Compensation

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common stock as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

Fees and Equity Awards for Non-Employee Directors

The Company does not have a formal fee structure for directors. The board intends to establish a fee structure for non-employee directors in fiscal 2018. As of December 31, 2017, we issued 160,000 in RSU equity awards to directors serving on our board at June 15, 2017. The RSU’s become vested with the individual directors providing they continue to serve on our board on June 15, 2018.

Long-Term Incentive Plans

There are no current arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our Board. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our Board.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Grants to Directors for Prior Service to the Company

As of December 31, 2017, the Company issued 40,000 Restricted Stock Units to each of the independent directors of the company elected on June 15, 2017. These Restricted stock units are vested on the anniversary date of the issuance date at 25% per year after each completed year served on the Board of Directors. Due to the resignation of Mr. Ehler prior to the completion of one full year of service, and the subsequent resignations of Messrs. Stabile, Giorgi and Mancini only 30,000 were vested with the remaining independent directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the SEC and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during the year ended December 31, 2017, all filing requirements applicable to its officers, directors and greater than 10% percent beneficial owners were complied with.

EXECUTIVE OFFICERS

The following table sets forth the name, age and principal position of each of our executive officers:

Name	Age	Position(s)
Michele Ciavarella	56	Chief Executive Officer and Chairman of the Board
Alessandro Marcelli	44	President and Chief Operating Officer
Luca Pasquini	52	Chief Technology Officer
Gabriele Peroni	54	VP Business Development
Franco Salvagni	42	VP Land-based Operations
Beniamino Gianfelici	72	VP Regulatory Affairs

The following is a brief summary of the background of each of our executive officers.

Michele Ciavarella – Chief Executive Officer and Chairman of the Board

Biographical information regarding Mr. Ciavarella is provided above under Board Nominees.

Alessandro Marcelli – President and Chief Operating Officer

Alessandro Marcelli has served as our President since August 2014 and as our Chief Operating Officer since August 2014. Mr. Marcelli served as a member of our Board of directors from February 2015 until May 2018. Mr. Marcelli brings 20 years of professional experience in the technology industry having a broad range of applicable cross border experience. Since 2007, Mr. Marcelli has served as Chief Operating Officer and Managing Director of Multigioco Srl. From 1997 until 2010 he was employed as manager of the operational and maintenance center for central and south Italy operations at Vodafone Group PLC. In 1996 Mr. Marcelli served as Project Manager of Software at NATO working within the Turkish Army. Mr. Marcelli is a graduate of technical engineering studies at La Sapienza University in Rome, Italy.

Luca Pasquini - Chief Technology Officer

Biographical information regarding Mr. Pasquini is provided above under Board Nominees.

Gabriele Peroni – VP Business Development

Gabriele Peroni has served as our VP Business Development since August 2016. Mr. Peroni brings 20 years of experience in the online and land-based gaming business. From February 2011 to September 2013, Mr. Peroni was the Senior Sales Manager for GoldBet sportwetten GmbH in charge of business development throughout Italy. In addition, in June 2013, Mr. Peroni co-founded Odissea Betriebsinformatik Beratung GmbH (“Odissea”) and since September 2013 he has been instrumental to securing a number of significant business-to-business contracts with Odissea.

Franco Salvagni - VP Land-based Operations

Franco Salvagni has served as our VP Land-based Operations since August 2016. Mr. Salvagni has 20 years of experience at the retail level in Italian gaming business. Since 2013, Mr. Salvagni has served as Area Manager in charge of developing the land-based distribution of betting shops in Italy of Ulisse GmbH.

Beniamino Gianfelici - VP Regulatory Affairs

Beniamino Gianfelici is the founder of Newgioco and has served as our Vice President of Regulatory Affairs since August 2015. He served as a member of our Board from August 2015 until May 2017. Mr. Gianfelici brings over 35 years of experience in gaming operations in Italy along with a wealth of business relationships in a broad range of industries and several key business centers throughout Italy. Prior to establishing Newgioco in 1996 and entering the gaming business, Mr. Gianfelici formed and managed a successful construction enterprise which designed, engineered and constructed a number of prominent buildings in Rome, Italy.

EXECUTIVE COMPENSATION

Summary Compensation Table

Set forth below is information for the fiscal years indicated relating to the compensation of each person who served as our principal executive officer (the “Named Executive Officer”) during the past two fiscal years.

Name and principal position	Year	Salary ($)	Bonus ($)	Award(s) ($)	Stock Compensation ($)	All Other Compensation ($)	Total Compensation ($)
Michele Ciavarella* Chairman, CEO, Principal Financial and Accounting Officer	2017	144,000	-	-	-	-	144,000
	2016	120,000	-	-	225,000	-	345,000

*The restricted stock award shares granted to our Chairman and CEO, Michele Ciavarella, were assigned to Gold Street Capital Corp. Gold Street Capital Corp. is a company owned by Gilda Ciavarella, the spouse of our Chairman and CEO, Michele Ciavarella. Michele Ciavarella disclaims any beneficial ownership over the shares of the Company held by Gold Street Capital Corp.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2017, we did not have any outstanding equity awards.

Employment Agreements

At December 31, 2017, we had no formal employment and other compensation-related agreements with each of our Named Executive Officers. The Company intends to implement standardized employment agreements with each of its Named Executive Officers in fiscal 2018.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions during our fiscal years ended December 31, 2017 and December 31, 2016 to which we have been a party, in which the amount involved in the transaction exceeds the lesser of  $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this proxy statement.

During the year ended December 31, 2017 and 2016, Gold Street Capital Corp. ("Gold Street"), a private corporation owned by the spouse of our Chief Executive Officer, Michele Ciavarella, advanced the Company $226,845 and $345,924, respectively. The advances due to Gold Street have no fixed or determinable repayment dates. As of December 31, 2017 and March 31, 2018, the Company paid an aggregate of $241,103 and $46,460, respectively. Annual interest which accrues at 5% per year on the advances has been waived by Gold Street for the years ended December 31, 2017 and 2016. As of December 31, 2017 and March 31, 2018, an aggregate of $41,143 and $58,384 of advances remains outstanding, respectively. In addition, during the year ended December 31, 2017, the Company paid Gold Street management fees of $144,000 for services provided by Michele Ciavarella, our Chief Executive Officer.

Doriana Gianfelici, the spouse of our President, Alessandro Marcelli, has provided advances to the Company from time to time during the fiscal year(s) ended December 31, 2016 and December 31, 2015. The advances due to Ms. Gianfelici have no fixed or determinable repayment dates. The amounts are recorded as current liabilities with the balance as of December 31, 2017 of $58,792.

The Company issued a promissory notes in the principal amounts of $186,233 and $131,845 during the year ended December 31, 2015 and 2016, respectively, to Braydon Capital Corp., a company owned by Claudio Ciavarella, the brother of Michele Ciavarella, our Chief Executive Officer. The promissory notes bear interest at a rate of 1% per month and is due in full on demand. As of December 31, 2017 and March 31, 2018, an aggregate of $318,078 and $318,078 remains outstanding, respectively.

On January 1, 2015, the Company acquired land-based gaming assets from Newgioco Srl for a purchase price of approximately $787,158. Pursuant to the terms of the agreement with Newgioco Srl, the Company paid approximately $200,313 and $166,992 to Newgioco Srl during the years ended December 31, 2017 and 2016, respectively. Beniamino Gianfelici, the VP of Regulatory Affairs of the Company is the founder and 50% owner of Newgioco Srl. In addition, Beniamino Gianfelici is the father in law of Alessandro Marcelli, our President and Chief Operating Officer.

Vote Required

A plurality of the votes cast for this proposal by holders of voting stock present in person or represented by proxy and entitled to vote thereon at the Annual Meeting is required to elect each nominee as a director.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF MICHELE CIAVARELLA, LUCA PASQUINI, RUSS MCMEEKIN, HAROLD WOLKIN, AND WILLIAM RUTSEY TO OUR BOARD OF DIRECTORS.

PROPOSAL TWO

RATIFICATION OF THE SELECTION OF PITAGORA REVISIONE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2018

The Board has selected Pitagora Revisione as our independent registered public accounting firm for the fiscal year ending December 31, 2018. The Board has recommended that the stockholders vote to ratify the appointment of Pitagora Revisione as our independent registered public accounting firm for the fiscal year ending December 31, 2018. A representative of Pitagora is not expected to attend the Annual Meeting and will not have an opportunity make a statement or respond to questions at the Meeting.

From July 27, 2012 until November 30, 2016, Paritz and Company, PA ("Paritz") was our independent registered public accounting firm. Effective November 30, 2016, Paritz informed the Company that it would no longer perform the audit engagement due to the growth in Company's business, resulting from recent acquisitions. Effective March 3, 2017, the Company engaged Pitagora Revisione as its independent registered public accounting firm.

The report of the Paritz on the Company’s financial statements for the year ended December 31, 2015 and December 31, 2014 did not contain any adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle, except that there was an explanatory paragraph describing conditions that raised substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal year ended December 31, 2015 and December 31, 2014 and the subsequent interim period preceding Paritz’ resignation, (i) there were no disagreements between the Company and Paritz on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Paritz, would have caused Paritz to make reference to the matter of the disagreement in connection with its report on the Company’s financial statements and (ii) there were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K).

During the fiscal year ended December 31, 2015 and December 31, 2014 and the subsequent interim period through March 3, 2017, the date of engagement of Pitagora Revisione, the Company did not consult with Pitagora Revisione regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

In deciding to appoint Pitagora Revisione, the Board reviewed auditor independence issues and existing commercial relationships with Pitagora Revisione and concluded that Pitagora Revisione has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2018.

The following sets forth the aggregate fees billed to us by Pitagora Revisione for the fiscal year ended December 31, 2017 and 2016.

Audit Fees

Audit fees are for professional services for the audit of our annual financial statements, and for the review of the financial statements included in our filing on Form 10-K and for services that are normally provided in connection with statutory and regulatory filings or engagements. The Company incurred audit fees of approximately $80,443 and $47,307 to Pitagora Revisione in connection to audits for the years ended December 31, 2017 and December 31, 2016, respectively.

Audit Related Fees

Audit related fees are funds paid for the assurance and related services reasonably related to the performance of the audit or the review of our financial statements. We paid no audit related fees during 2017 and 2016.

Tax Fees

Tax fees are those funds paid for professional services with respect to tax compliance, tax advice, and tax planning. We paid $5,150 for the fiscal year ending December 31, 2017 as compared to $3,150 for the fiscal year ending December 31, 2016 to Paritz.

All Other Fees

All other fees are those fees paid for permissible work that does not fall within any of the three other fees categories set forth above. No other fees were paid during the fiscal year ending December 31, 2017 and 2016.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The independent registered public accounting firm and our management are required to periodically report to the Board regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Board may also pre-approve particular services on a case-by-case basis. All services provided by the independent registered public accounting firm in fiscal 2017 and fiscal 2016 were pre-approved by the Board.

Vote Required

The affirmative vote of a majority of the votes cast by holders present in person or represented by proxy and entitled to vote thereon at the Annual Meeting is required to ratify the appointment of the Company’s independent public accountant. We are not required to obtain the approval of our stockholders to appoint the Company’s independent accountant. However, if our stockholders do not ratify the appointment of Pitagora Revisione as the Company’s independent public accountant for the fiscal year ending December 31, 2018, the audit committee of the Board may reconsider its appointment.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PITAGORA REVISIONE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

PROPOSAL THREE

APPROVAL OF THE COMPANY’S 2018 EQUITY INCENTIVE PLAN AND THE RESERVATION OF 9,200,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER

Summary

The Company’s 2018 Equity Incentive Plan was adopted by the Board on August 2, 2018, and we are requesting approval of this new equity compensation plan because we need to be able to issue equity awards to selected key service providers in order to motivate and retain such persons and to further align their interests with our stockholders.

Having an adequate number of shares available for future equity compensation grants is necessary to promote our long-term success and the creation of stockholder value by:

•	Enabling us to continue to attract and retain the services of key service providers who would be eligible to receive grants;

•	Aligning participants’ interests with stockholders’ interests through incentives that are based upon the performance of our common stock;

•	Motivating participants, through equity incentive awards, to achieve long-term growth in the Company’s business, in addition to short-term financial performance; and

•	Providing a long-term equity incentive program that is competitive as compared to other companies with whom we compete for talent.

The 2018 Plan will permit the discretionary award of incentive stock options (“ISOs”), nonstatutory stock options (“NSOs”), restricted stock, restricted stock units (“RSUs”), stock appreciation rights (“SARs”), other equity awards and/or cash awards to selected participants. The 2018 Plan will remain in effect until the earlier of (i) August 2, 2028 and (ii) the date upon which the 2018 Plan is terminated pursuant to its terms, and in any event subject to the maximum share limit of the 2018 Plan.

On August 2, 2018, our Board adopted the 2018 Plan and the reservation of 9,200,000 shares of common stock for issuance thereunder. The number of shares available for issuance under the 2018 Plan constitutes approximately 12% of our issued and outstanding shares of common stock as of the Record Date.

When approving the reservation of 9,200,000 shares of common stock issuable pursuant to the 2018 Plan, the Board considered a number of factors, including those set forth below:

•	Alignment with our Stockholders. Achieving superior, long-term results for our stockholders remains one of our primary objectives. We believe that stock ownership enhances the alignment of the long-term economic interests of our employees and our stockholders.

•	Attract, Motivate and Retain Key Employees. We compete for employees in a variety of geographic and talent markets and strive to maintain compensation programs that are competitive in order to attract, motivate and retain key employees. If we are unable to grant equity as part of our total compensation strategy, our ability to attract and retain all levels of talent we need to operate our business successfully would be significantly harmed.

•	Balanced Approach to Compensation. We believe that a balanced approach to compensation - using a mix of salaries, performance-based bonus incentives and long-term equity incentives (including performance based equity) - encourages management to make decisions that favor long-term stability and profitability, rather than short-term results.

•	Burn Rate and Dilution. When deciding to adopt the 2018 Plan, the Board evaluated our projected need for equity grants over the next year, our expected burn rate of shares under the 2018 Plan and the dilutive impact of the proposed share allocation. Burn rate is the rate at which a company is granting equity awards and is typically measured as the gross number of shares awarded as a percentage of our weighted average shares outstanding.

In addition, the Board considered whether the potential dilutive effect to stockholders is reasonable. Dilution is typically calculated by adding the number of shares subject to outstanding awards plus shares available to grant plus the proposed additional shares, and expressing such sum as a percentage of the total number of diluted outstanding shares. The Board considered that dilution from the 2018 Plan would be approximately 10% and believes that this is an acceptable amount of dilution from the 2018 Plan.

After carefully considering each of these points, the Board believes the 2018 Plan is essential for our future success and encourages stockholders to consider these points in voting to approve this proposal.

Set forth below is a summary of the 2018 Plan, which is qualified in its entirety by reference to the full text of the 2018 Plan, a copy of which is included as Appendix A to this proxy statement. If there is any inconsistency between the following summary of the 2018 Plan and Appendix A, the 2018 Plan shall govern.

Key Features of the 2018 Plan

Certain key features of the 2018 Plan are summarized as follows:

•	Up to a maximum aggregate of 9,200,000 shares of common stock may be issued under the 2018 Plan. The maximum number of shares that may be issued pursuant to the exercise of ISOs is also 9,200,000.
•	The 2018 Plan will be administered by a committee comprised solely of independent members of the Board. This committee will be the Compensation Committee unless otherwise designated by the Board (the “Committee”). The Board may designate a separate committee to make awards to employees who are not officers subject to the reporting requirements of Section16 of the Exchange Act.
•	Employees, consultants and Board members are eligible to receive awards, provided that the Committee has the discretion to determine (i) who shall receive any awards, and (ii) the terms and conditions of such awards.
•	Awards may consist of ISOs, NSOs, restricted stock, RSUs, SARs, other equity awards and/or cash awards.
•	Stock options and SARs may not be granted at a per share exercise price below the fair market value of a share of our common stock on the date of grant.
•	Stock options and SARs may not be repriced or exchanged without stockholder approval.
•	The maximum exercisable term of stock options and SARs may not exceed ten years.
•	Awards are subject to recoupment of compensation policies adopted by the Company.
•	A non-employee director serving in the following positions cannot receive awards in any fiscal year which in the aggregate exceeds the following number of shares: (i) chairperson or Lead Director (as defined in the 2018 Plan) – 300,000 shares; (ii) other non-employee director - 250,000 shares. In addition, the aggregate amount of all cash compensation (including annual retainers and other fees, whether or not granted under the 2018 Plan) plus the aggregate grant date fair market value of all awards issued under the 2018 Plan (or under any other incentive plan) provided to any non-employee director during any single calendar year may not exceed $350,000.

Background and Purpose of the 2018 Plan. The purpose of the 2018 Plan is to promote our long-term success and the creation of stockholder value by:

•	Attracting and retaining the services of key employees who would be eligible to receive grants as selected participants;

•	Motivating selected participants through equity-based compensation that is based upon the performance of our common stock; and

•	Further aligning selected participants’ interests with the interests of our stockholders, through the award of equity compensation grants which increases their interest in the Company, to achieve long-term growth over short-term performance.

The 2018 Plan permits the grant of the following types of equity-based incentive awards: (1) stock options (which can be either ISOs or NSOs), (2) SARs, (3) restricted stock, (4) RSUs, (5) other equity awards and (6) cash awards. The vesting of awards can be based on either continuous service and/or performance goals. Awards are evidenced by a written agreement between the selected participant and the Company.

Eligibility to Receive Awards. Employees, consultants and Board members of the Company and certain of our affiliated companies are eligible to receive awards under the 2018 Plan. The Committee determines, in its discretion, the selected participants who will be granted awards under the 2018 Plan. As of the Record Date, approximately 60 individuals, including 6 executive officers and 3 non-employee directors, were eligible to participate in the 2018 Plan.

Non-Employee Director Limitations. With respect to our non-employee directors, the 2018 Plan provides that any non-employee director serving in the following positions cannot receive awards in any fiscal year which in the aggregate exceeds the following number of shares: (i) chairperson or Lead Director (as defined in the 2018 Plan) - 300,000 shares; (ii) other non-employee director - 250,000 shares. In addition, the aggregate amount of all compensation (including annual retainers and other fees, whether or not granted under the 2018 Plan) plus the aggregate grant date fair market value of all awards issued under the 2018 Plan (or under any other incentive plan) provided to any non-employee director during any single calendar year may not exceed $350,000 in any calendar year.

Shares Subject to the 2018 Plan. The maximum number of shares of common stock that can be issued under the 2018 Plan is 9,200,000 shares. The shares underlying forfeited or terminated awards (without payment of consideration), or unexercised awards become available again for issuance under the 2018 Plan. The 2018 Plan also imposes certain share grant limits such as the limit on grants to non-employee directors described above and other limits that are intended to comply with the legal requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and which are discussed elsewhere in this proposal. No fractional shares may be issued under the 2018 Plan. No shares will be issued with respect to a participant’s award unless applicable tax withholding obligations have been satisfied by the participant.

Administration of the 2018 Plan. The 2018 Plan will be administered by our Board’s Compensation Committee, acting as the Committee, which shall consist of independent Board members. With respect to certain awards issued under the 2018 Plan, the members of the Committee also must be “Non-Employee Directors” under Rule16b-3 of the Exchange Act. Subject to the terms of the 2018 Plan, the Committee has the sole discretion, among other things, to:

•	Select the individuals who will receive awards;
•	Determine the terms and conditions of awards (for example, performance conditions, if any, and vesting schedule);
•	Correct any defect, supply any omission, or reconcile any inconsistency in the 2018 Plan or any award agreement;
•	Accelerate the vesting, extend the post-termination exercise term or waive restrictions of any awards at any time and under such terms and conditions as it deems appropriate, subject to the limitations set forth in the 2018 Plan;
•	Permit a participant to defer compensation to be provided by an award; and
•	Interpret the provisions of the 2018 Plan and outstanding awards.

The Committee may suspend vesting, settlement, or exercise of awards pending a determination of whether a selected participant’s service should be terminated for cause (in which case outstanding awards would be forfeited). Awards may be subject to any policy that the Board may implement on the recoupment of compensation (referred to as a “clawback” policy). The members of the Board, the Committee and their delegates shall be indemnified by the Company to the maximum extent permitted by applicable law for actions taken or not taken regarding the 2018 Plan. In addition, the Committee may use the 2018 Plan to issue shares under other plans or sub-plans as may be deemed necessary or appropriate, such as to provide for participation by non-U.S. employees and those of any of our subsidiaries and affiliates.

Types of Awards.

Stock Options. A stock option is the right to acquire shares at a fixed exercise price over a fixed period of time. The Committee will determine, among other terms and conditions, the number of shares covered by each stock option and the exercise price of the shares subject to each stock option, but such per share exercise price cannot be less than the fair market value of a share of our common stock on the date of grant of the stock option. The fair market value of a share of our common stock for the purposes of pricing our awards shall be equal to the closing price for our common stock as reported by the OTCQB or such other principal trading market on which our securities are traded on the date of determination. Stock options may not be repriced or exchanged without stockholder approval, and no re-load options may be granted under the 2018 Plan.

Stock options granted under the 2018 Plan may be either ISOs or NSOs. As required by the Code and applicable regulations, ISOs are subject to various limitations not imposed on NSOs. For example, the exercise price for any ISO granted to any employee owning more than 10% of our common stock may not be less than 110% of the fair market value of the common stock on the date of grant, and such ISO must expire no later than five years after the grant date. The aggregate fair market value (determined at the date of grant) of common stock subject to all ISOs held by a participant that are first exercisable in any single calendar year cannot exceed $100,000. ISOs may not be transferred other than upon death, or to a revocable trust where the participant is considered the sole beneficiary of the stock option while it is held in trust. In order to comply with Treasury Regulation Section1.422-2(b), the 2018 Plan provides that no more than 9,200,000 shares may be issued pursuant to the exercise of ISOs.

A stock option granted under the 2018 Plan generally cannot be exercised until it becomes vested. The Committee establishes the vesting schedule of each stock option at the time of grant. The maximum term for stock options granted under the 2018 Plan may not exceed ten years from the date of grant although the Committee may establish a shorter period at its discretion. The exercise price of each stock option granted under the 2018 Plan must be paid in full at the time of exercise, either with cash, or through a broker-assisted “cashless” exercise and sale program, or net exercise, or through another method approved by the Committee. The optionee must also make arrangements to pay any taxes that are required to be withheld at the time of exercise.

SARs. A SAR is the right to receive, upon exercise, an amount equal to the difference between the fair market value of the shares on the date of the SAR’s exercise and the aggregate exercise price of the shares covered by the exercised portion of the SAR. The Committee determines the terms of SARs, including the exercise price (provided that such per share exercise price cannot be less than the fair market value of a share of our Common Stock on the date of grant), the vesting and the term of the SAR. The maximum term for SARs granted under the 2018 Plan may not exceed ten years from the date of grant, subject to the discretion of the Committee to establish a shorter period. Settlement of a SAR may be in shares of common stock or in cash, or any combination thereof, as the Committee may determine. SARs may not be repriced or exchanged without stockholder approval.

Restricted Stock. A restricted stock award is the grant of shares of our common stock to a selected participant and such shares may be subject to a substantial risk of forfeiture until specific conditions or goals are met. The restricted shares may be issued with or without cash consideration being paid by the selected participant as determined by the Committee. The Committee also will determine any other terms and conditions of an award of restricted stock. In determining whether an award of restricted stock should be made, and/or the vesting schedule for any such award, the Committee may impose whatever conditions to vesting it determines to be appropriate. During the period of vesting, the participant will not be permitted to transfer the restricted shares but will generally have voting and dividend rights (subject to vesting) with respect to such shares.

RSUs. RSUs are the right to receive an amount equal to the fair market value of the shares covered by the RSU at some future date after the grant. The Committee will determine all of the terms and conditions of an award of RSUs, including the vesting period. Upon each vesting date of a RSU, a selected participant will become entitled to receive an amount equal to the number of shares indicated in the grant notice, or, if expressed in dollar terms, the fair market value of the shares on the settlement date. Payment for vested RSUs may be in shares of common stock or in cash, or any combination thereof, as the Committee may determine. Settlement of vested stock units will generally occur at or around the time of vesting but the Committee may permit a participant to defer such compensation until a later point in time. Stock units represent an unfunded and unsecured obligation for us, and a holder of a stock unit has no rights other than those of a general creditor.

Other Awards. The 2018 Plan also provides that other equity awards, which derive their value from the value of our shares or from increases in the value of our shares, may be granted. In addition, cash awards may also be issued. Substitute awards may be issued under the 2018 Plan in assumption of or substitution for or exchange for awards previously granted by an entity which we (or an affiliate) acquire.

Limited Transferability of Awards. Awards granted under the 2018 Plan generally are not transferrable other than by will or by the laws of descent and distribution. However, the Committee may in its discretion permit the transfer of awards other than ISOs. Generally, where transfers are permitted, they will be permitted only by gift to a member of the selected participant’s immediate family or to a trust or other entity for the benefit of the selected participant and/or member(s) of his or her immediate family.

Termination of Employment, Death or Disability. The 2018 Plan generally determines the effect of the termination of employment on awards, which determination may be different depending on the nature of the termination, such as terminations due to cause, resignation, death, or disability and the status of the award as vested or unvested, unless the award agreement or a selected participant’s employment agreement or other agreement provides otherwise.

Dividends and Dividend Equivalents. Any dividend equivalents distributed in the form of shares under the 2018 Plan will count against the 2018 Plan’s maximum share limit. The 2018 Plan also provides that dividend equivalents will not be paid or accrue on unexercised stock options or unexercised SARs. Dividends and dividend equivalents that may be paid or accrue with respect to unvested awards shall be subject to the same vesting conditions as the underlying award and shall only be distributed to the extent that such vesting conditions are satisfied.

Adjustments upon Changes in Capitalization.

In the event of the following actions:

•	stock split of our outstanding shares of common stock;
•	dividend payable in a form other than shares in an amount that has a material effect on the price of the shares;
•	consolidation;
•	combination or reclassification of the shares;
•	recapitalization;
•	spin-off; or
•	other similar occurrences,

then the following shall each be equitably and proportionately adjusted by the Committee:

•	maximum number of shares that can be issued under the 2018 Plan (including the ISO share grant limit);
•	number and class of shares issued under the 2018 Plan and subject to each award;
•	exercise prices of outstanding awards; and
•	number and class of shares available for issuance under the 2018 Plan.

Change in Control. In the event that we are a party to a merger or other reorganization or similar transaction, outstanding 2018 Plan awards will be subject to the agreement pertaining to such merger or reorganization. Such agreement may provide for (i) the continuation of the outstanding awards by us if we are a surviving corporation, (ii) the assumption or substitution of the outstanding awards by the surviving entity or its parent, (iii) full exercisability and/or full vesting of outstanding awards, or (iv) cancellation of outstanding awards either with or without consideration, in all cases with or without consent of the selected participant. The Board or the Committee need not adopt the same rules for each award or selected participant.

The Committee will decide the effect of a change in control of the Company on outstanding awards. The Committee may, among other things, provide that awards will fully vest and/or be canceled upon a change in control, or fully vest upon an involuntary termination of employment following a change in control. The Committee may also include in an award agreement provisions designed to minimize potential negative income tax consequences for the participant or the Company that could be imposed under the golden parachute tax rules of Code Section 280G.

Term of the 2018 Plan. The 2018 Plan is in effect until August 2, 2028 or until earlier terminated by the Board. Outstanding awards shall continue to be governed by their terms after the termination of the 2018 Plan.

Governing Law. The 2018 Plan shall be governed by the laws of the State of Delaware (which is the state of our incorporation) except for conflict of law provisions.

Amendment and Termination of the 2018 Plan. The Board generally may amend or terminate the 2018 Plan at any time and for any reason, except that it must obtain stockholder approval of material amendments to the extent required by applicable laws, regulations or rules.

Certain Federal Income Tax Information

The following is a general summary of the federal income tax consequences to us and to U.S. participants for awards granted under the 2018 Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or provisions of income tax laws of any municipality, state or other country. We advise participants to consult with a tax advisor regarding the tax implications of their awards under the 2018 Plan.

Incentive Stock Options. For federal income tax purposes, the holder of an ISO has no taxable income at the time of the grant or exercise of the ISO. If such person retains the common stock acquired under the ISO for a period of at least two years after the stock option is granted and one year after the stock option is exercised, any gain upon the subsequent sale of the common stock will be taxed as a long-term capital gain. A participant who disposes of shares acquired by exercise of an ISO prior to the expiration of two years after the stock option is granted or before one year after the stock option is exercised will realize ordinary income equal to the lesser of (i) the excess of the fair market value over the exercise price of the shares on the date of exercise, or (ii) the excess of the amount realized on the disposition over the exercise price for the shares. Any additional gain or loss recognized upon any later disposition of the shares would be a short- or long-term capital gain or loss, depending on whether the shares have been held by the participant for more than one year. Utilization of losses is subject to special rules and limitations.

Nonstatutory Stock Options. A participant who receives a nonstatutory stock option generally will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the stock option equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise.

Restricted Stock. A participant will generally not have taxable income upon grant of unvested restricted shares unless he or she elects to be taxed at that time pursuant to an election under Code Section 83(b). Instead, he or she will recognize ordinary income at the time(s) of vesting equal to the fair market value (on each vesting date) of the shares or cash received minus any amount paid for the shares, if any.

Stock Units. No taxable income is generally reportable when unvested stock units are granted to a participant. Upon settlement of the vested stock units, the participant will recognize ordinary income in an amount equal to the fair market value of the shares issued or payment received in connection with the vested stock units.

Stock Appreciation Rights. No taxable income is generally reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received plus the fair market value of any shares received.

Income Tax Effects for the Company. We generally will be entitled to a tax deduction in connection with an award under the 2018 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of an nonqualified stock option or vesting of restricted stock).

Internal Revenue Code Section 162(m) Deduction Limitation. Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct in any one fiscal year with respect to our executive officers and other persons who are subject to Code Section 162(m). Therefore, compensation derived from 2018 Plan awards may not be fully deductible by the Company.

Internal Revenue Code Section 280G. For certain persons, if a change in control of the Company causes an award to vest or become newly payable, or if the award was granted within one year of a change in control and the value of such award or vesting or payment, when combined with all other payments in the nature of compensation contingent on such change in control, equals or exceeds the dollar limit provided in Section 280G of the Code (generally, this dollar limit is equal to three times the five-year historical average of the individual’s annual compensation received from the Company), then the entire amount exceeding the individual’s average annual compensation will be considered an excess parachute payment. The recipient of an excess parachute payment must pay a 20% excise tax on this excess amount and the Company cannot deduct the excess amount from its taxable income.

Internal Revenue Code Section 409A. Section 409A of the Code governs the federal income taxation of certain types of nonqualified deferred compensation arrangements. A violation of Section 409A of the Code generally results in an acceleration of the recognition of income of amounts intended to be deferred and the imposition of a federal excise tax of 20% on the employee over and above the income tax owed, plus possible penalties and interest. The types of arrangements covered by Section 409A of the Code are broad and may apply to certain awards available under the 2018 Plan (such as stock units). The intent is for the 2018 Plan, including any awards available thereunder, to comply with the requirements of Section 409A of the Code to the extent applicable. As required by Code Section 409A, certain nonqualified deferred compensation payments to specified employees may be delayed to the seventh month after such employee’s separation from service.

New Plan Benefits. All 2018 Plan awards are granted at the Committee’s discretion, subject to the limitations contained in the 2018 Plan. Therefore, future benefits and amounts that will be received or allocated under the 2018 Plan are not presently determinable. As of the Record Date, the fair market value of a share of our common stock (as determined by the closing price quoted by the OTQCB on that date) was $0.54.

Existing Plan Benefits. As of the Record Date, no awards have been granted under the 2018 Plan.

Vote Required

The affirmative vote of a majority of the votes cast by holders present in person or represented by proxy and entitled to vote thereon at the Annual Meeting is required to approve the adoption of the 2018 Plan and the reservation of 9,200,000 shares of common stock for issuance thereunder.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE 2018 PLAN AND THE RESERVATION OF 9,200,000 SHARES FOR ISSUANCE THEREUNDER.

PROPOSAL FOUR

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act entitle our stockholders to vote to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to SEC rules.

Our executive compensation programs are designed to (1) motivate and retain executive officers, (2) reward the achievement of our short-term and long-term performance goals, (3) establish an appropriate relationship between executive pay and short-term and long-term performance, and (4) align executive officers’ interests with those of our stockholders. Please read the section of this Proxy Statement entitled “Executive Compensation” for additional details about our executive compensation programs, including information about the fiscal year 2017 compensation of our Named Executive Officers.

The Compensation Committee continually reviews the compensation programs for our executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

We are asking our stockholders to indicate their support for our Named Executive Officers compensation as disclosed in this Proxy Statement and the accompanying Annual Report on Form 10-K for the fiscal year ended December 31, 2017. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement and the accompanying Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to Newgioco’s Named Executive Officers, as disclosed in Newgioco’s Proxy Statement for the 2018 Annual Meeting and the accompanying Annual Report on Form 10-K for the fiscal year ended December 31, 2017 pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The say-on-pay vote is advisory, and therefore not binding on the compensation committee or the Board. The Board and the compensation committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officers’ compensation as disclosed in this Proxy Statement and the accompanying Annual Report on Form 10-K for the fiscal year ended December 31, 2017, we will consider our stockholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"  THE PROPOSAL TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DESCRIBED UNDER THE HEADING “EXECUTIVE COMPENSATION,” AND THE RELATED DISCLOSURES CONTAINED IN THIS PROXY STATEMENT, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL FIVE

ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

In addition to the advisory approval of our executive compensation program, we are also holding a non-binding advisory vote by stockholders on the frequency with which stockholders would have an opportunity to hold an advisory vote on our executive compensation program. We have included this proposal among the items to be considered at the Annual Meeting pursuant to the requirements of Section 14A of the Exchange Act. We are providing stockholders the option of selecting a frequency of one, two or three years, or abstaining. For the reasons described below, we recommend that our stockholders select a frequency of three years.

The Board of Directors has determined that an advisory vote by the Company’s stockholders on executive compensation that occurs every three years is the most appropriate for the Company because we believe that a triennial voting frequency will provide our stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies, and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short-term variations in compensation and business results. We also believe that a three-year timeframe provides a better opportunity to observe and evaluate the impact of any changes to our executive compensation policies and practices that have occurred since the last advisory vote. We therefore recommend that our stockholders select "Three Years" when voting on the frequency of advisory votes on executive compensation. Although the advisory vote is non-binding, our Board will review the results of the vote and take them into account in making a determination concerning the frequency of future advisory votes on executive compensation.

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency of the advisory vote on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on the Board of Directors or us, the Board may decide that it is in the best interests of our stockholders and us to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR A THREE-YEAR FREQUENCY FOR HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL SIX

APPROVAL OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Our Board of Directors has approved, subject to stockholder approval, the Amended and Restated Certificate of Incorporation in the form attached hereto as Appendix B.

The following discussion is a summary of the key changes effected by the Amended and Restated Certificate of Incorporation, but this summary is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation, a copy of which is included as Appendix B.

The proposed Amended and Restated Certificate of Incorporation, in the form attached hereto as Appendix B, includes, among other things, the following: (i) a forum selection clause as described below, (ii) specifies the terms and restrictions of the issuance and designations of the authorized preferred stock and (iii) include provisions with respect to the indemnification of officers and directors of the Company.

Forum Selection

The Amended and Restated Certificate of Incorporation provides that unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, all Internal Corporate Claims (as defined herein) shall be brought solely and exclusively in the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the Superior Court of the State of Delaware, or, if such other court does not have jurisdiction, the United States District Court for the District of Delaware). “Internal Corporate Claims” means claims, including claims in the right of the Company, brought by a stockholder (including a beneficial owner) (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which the Delaware General Corporation Law (the “DGCL”) confers jurisdiction upon the Court of Chancery of the State of Delaware.

In the event that stockholders of the Company vote in favor of the Amended and Restated Certificate of Incorporation, the exclusive forum provision contained therein may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes based upon Internal Corporate Claims, which may discourage lawsuits against us or our current or former directors or officers and/or stockholders in such capacity.

Specify the Terms and Restrictions of the Issuance and Designations of the Preferred Stock

The Board and the stockholders of a majority of the voting power of the issued and outstanding capital stock of the Company authorized the Company to issue up to 20,000,000 shares of preferred stock, and on July 5, 2018, the Company filed an amendment (the “July 2018 Amendment”) to its Certificate of Incorporation to effectuate the foregoing.

The July 2018 Amendment does not specify the terms and restrictions of the issuance and designations of the preferred stock. The Board deems it advisable and in the best interest of the Company to specify the terms and restrictions of the issuance and designations of the preferred stock to provide that the Board is authorized, subject to any limitation prescribed by law, to adopt one or more resolutions to provide for the issuance of the shares of preferred stock in one or more series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The proposed Amended and Restated Certificate Incorporation of the Company specifies that the authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following: (a) the number of shares constituting the series and the distinctive designation of the series; (b) the dividend rate (or the method of calculation of dividends) on the shares of the series, whether dividends will be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series; (c) whether the series shall have voting rights, in addition to the voting rights required by law, and if so, the terms of such voting rights; (d) whether the series shall have conversion rights, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine; (e) whether or not the shares of that series shall be redeemable or exchangeable, and, if so, the terms and conditions of such redemption or exchange, as the case may be, including the date or dates upon or after which they shall be redeemable or exchangeable, as the case may be, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (f) whether the series shall have a sinking fund for the redemption or purchase of shares of that series, and if so, the terms and amount of such sinking fund; (g) the rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights or priority, if any, of payment of shares of the series; and (h) any other relative rights, preferences, powers and limitations of that series.

Limitation on Liability; Indemnification

The Board of the Company desires to attract and retain highly qualified directors. More than ever before, strong indemnification protections are vital to a company’s ability to attract and retain qualified directors. Indemnification provisions protect directors who prudently discharge their duties to a company against liability arising in connection with services rendered. Accordingly, the Board deems it advisable and in the best interest of the Company to include provisions with respect to the indemnification of directors of the Company in the Company’s proposed Amended and Restated Articles of Incorporation so that the Company can attract and retain highly qualified directors based upon indemnifying such directors against certain liabilities arising in connection services rendered to the Company.

Specifically, the Amended and Restated Articles of Incorporation provide that director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL which provides for the liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. The Amended and Restated Certificate of Incorporation further provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Procedure for Implementing the Amended and Restated Certificate of Incorporation

The Amended and Restated Certificate of Incorporation will become effective upon the filing or such later time as specified in the filing of the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State. The form of the Amended and Restated Certificate of Incorporation is attached hereto as Appendix B. The exact timing of the filing of the Amended and Restated Certificate of Incorporation will be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders.

Vote Required

The affirmative vote of a majority of the outstanding capital stock entitled to vote at the Annual Meeting is required to approve the Amended and Restated Certificate of Incorporation.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

PROPOSAL SEVEN

GRANT OF AUTHORITY FOR A REVERSE SPLIT OF THE COMPANY’S COMMON STOCK

The Board deems it advisable and in the best interest of the Company that the Board be granted the discretionary authority to amend the Company’s Certificate of Incorporation to effect the Reverse Stock Split of the Company’s issued and outstanding common stock as described below (the “Reverse Stock Split Amendment”).

The form of Reverse Stock Split Amendment to be filed with the Delaware Secretary of State is set forth in Appendix C (subject to any changes required by applicable law and provided that, since Proposal Six will result in an Amended and Restated Certificate of Incorporation, the Company may file one or more amendments with the Delaware Secretary of State to effect multiple approved proposals).

Approval of the proposal would permit (but not require) our Board of Directors to effect one or more reverse stock splits of our issued and outstanding common stock by a ratio of not less than one-for-two and not more than one-for-twenty, with the exact ratio to be set at a number within this range as determined by our Board of Directors in its sole discretion, provided that the Board of Directors determines to effect the Reverse Stock Split and such amendment is filed with the appropriate authorities in the State of Delaware no later than September 12, 2019. The Company shall not effect Reverse Stock Splits that, in the aggregate, exceeds one-for- twenty. We believe that enabling our Board of Directors to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining a ratio, if any, our Board of Directors may consider, among other things, factors such as:

•	the initial or continuing listing requirements of various stock exchanges, including the Nasdaq Capital Market;
•	the historical trading price and trading volume of our common stock;
•	the number of shares of our common stock outstanding;
•	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;
•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and
•	prevailing general market and economic conditions.

Our Board of Directors reserves the right to elect to abandon the Reverse Stock Split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

Depending on the ratio for the Reverse Stock Split determined by our Board of Directors, no less than two and no more than twenty shares of existing common stock, as determined by our Board of Directors, will be combined into one share of common stock. The Company shall not effect Reverse Stock Splits that, in the aggregate, exceed one-for- twenty. Our Board of Directors will have the discretionary authority to determine whether to arrange for the disposition of fractional interests by holder entitled thereto, to pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or to entitle holders to receive from the Company transfer agent, in lieu of any fractional share, the number of shares rounded up to the next whole number. The amendment to our Certificate of Incorporation, then in effect, to effect a Reverse Stock Split, if any, will include only the reverse split ratio determined by our Board of Directors to be in the best interests of our stockholders and all of the other proposed amendments at different ratios will be abandoned.

Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

The Company’s primary reasons for approving and recommending the Reverse Stock Split are to make the common stock more attractive to certain institutional investors, which would provide for a stronger investor base and to increase the per share price and bid price of our common stock to comply with the initial listing requirements of Nasdaq.

Reducing the number of outstanding shares of common stock should, absent other factors, generally increase the per share market price of the common stock. Although the intent of the Reverse Stock Split is to increase the price of the common stock, there can be no assurance, however, that even if the Reverse Stock Split is effected, that the Company’s bid price of the Company’s common stock will be sufficient for the Company to comply with the initial listing requirements of Nasdaq.

In addition, the Company believes the Reverse Stock Split will make its common stock more attractive to a broader range of investors, as it believes that the current market price of the common stock may prevent certain institutional investors, professional investors and other members of the investing public from purchasing stock. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Furthermore, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher. The Company believes that the Reverse Stock Split will make the common stock a more attractive and cost effective investment for many investors, which in turn would enhance the liquidity of the holders of common stock.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split, that as a result of the Reverse Stock Split we will be able to meet a bid price over the minimum bid price requirement of Nasdaq or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split will become effective upon the filing or such later time as specified in the filing (the “Effective Time”) of the Reverse Stock Split Amendment with the Delaware Secretary of State. The form of the Reverse Stock Split Amendment is attached hereto as Appendix C. The exact timing of the filing of the Reverse Stock Split Amendment and the ratio of the Reverse Stock Split (within the approved range) will be determined by our Board of Directors based on its evaluation as to when such action and at what ratio will be the most advantageous to the Company and our stockholders. In addition, our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Reverse Stock Split Amendment, our Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split. If the Reverse Stock Split Amendment has not been filed with the Delaware Secretary of State by September 12, 2019, our Board of Directors will abandon the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Depending on the ratio for the Reverse Stock Split determined by our Board of Directors, a minimum of two and a maximum of twenty shares in aggregate of existing common stock will be combined into one new share of common stock. Based on 75,540,298 shares of common stock issued and outstanding as of the Record Date, immediately following the reverse split the Company would have 37,770,149 shares of common stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the reverse split is 1-for-2, 15,108,060 shares of common stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the reverse split is 1-for-5, 7,554,029 shares of common stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the reverse split is 1-for-10 and 3,777,014 shares of common stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the reverse split is 1-for-20,which is the aggregate ratio allowed under this proposal. Any other ratios selected within such range would result in a number of shares of common stock issued and outstanding following the transaction between 37,770,149 and 3,777,014 shares.

The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the Reverse Stock Split ratio and the number of Reverse Stock Splits, if any, that are ultimately determined by our Board of Directors.

The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split may be rounded up to the next whole number. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, our common stock will have new Committee on Uniform Securities Identification Procedures (“CUSIP”) numbers, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. After the Effective Time, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act and our common stock will continue to be quoted on the OTCQB Tier of the OTC Markets under the symbol “NWGI”. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

After the Effective Time of the Reverse Stock Split, the post-split market price of our common stock may be less than the pre-split price multiplied by the Reverse Stock Split ratio. In addition, a reduction in number of shares outstanding may impair the liquidity for our common stock, which may reduce the value of our common stock.

Authorized Shares of Common Stock

The Reverse Stock Split will not change the number of authorized shares of the Company’s common stock under the Company’s Certificate of Incorporation. Because the number of issued and outstanding shares of common stock will decrease, the number of shares of common stock remaining available for issuance will increase. Currently, under our Certificate of Incorporation, our authorized capital stock consists of 160,000,000 shares of common stock.

Subject to limitations imposed by the trading market on which our securities are then traded, the additional shares available for issuance may be issued without stockholder approval at any time, in the sole discretion of our Board of Directors. The authorized and unissued shares may be issued for cash, for acquisitions or for any other purpose that is deemed in the best interests of the Company.

By increasing the number of authorized but unissued shares of common stock, the Reverse Stock Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company or its stockholders. The Reverse Stock Split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the Reverse Stock Split may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Stock Split may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not approved the Reverse Stock Split with the intent that it be utilized as a type of anti-takeover device.

Beneficial Holders of Common Stock (i.e. stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split common stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split common stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled as a result of the Reverse Stock Split, subject to the treatment of fractional shares described below. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which these stockholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

The Company expects that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. No service charges will be payable by holders of shares of common stock in connection with the exchange of certificates. All of such expenses will be borne by the Company.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

The Board of Directors will have the discretionary authority to determine whether to arrange for the disposition of fractional interests by stockholders entitled thereto, to pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or to entitle stockholders to receive from the Company’s transfer agent, in lieu of any fractional share, the number of shares rounded up to the next whole number.

If the Board of Directors determines to arrange for the disposition of fractional interests by stockholders entitled thereto or to pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, stockholders who would otherwise hold fractional shares because the number of shares of common stock they hold before the Reverse Stock Split is not evenly divisible by the ratio ultimately selected by the Board of Directors will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares from either: (i) the Company, upon receipt by the transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, upon due surrender of any certificate previously representing a fractional share, in an amount equal to such holder’s fractional share based upon the closing sale price of the common stock on the trading day immediately prior to the Effective Time as reported on OTCQB, or other principal market of the common stock, as applicable, as of the date the Reverse Stock Split is effected; or (ii) the transfer agent, upon receipt by the transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of all old certificate(s), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the transfer agent of all fractional shares otherwise issuable. If the Board of Directors determines to dispose of fractional interests pursuant to clause (ii) above, the Company expects that the transfer agent would conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of common stock. In this event, such holders would be entitled to an amount equal to their pro rata share of the proceeds of such sale. The Company will be responsible for any brokerage fees or commissions related to the transfer agent’s open market sales of shares that would otherwise be fractional shares.

The ownership of a fractional share interest following the Reverse Stock Split will not give the holder any voting, dividend or other rights, except to receive the cash payment, or, if the Board of Directors so determines, to receive the number of shares rounded up to the next whole number, as described above.

Stockholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the effective time of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, stockholders otherwise entitled to receive such funds, but who do not receive them due to, for example, their failure to timely comply with the transfer agent’s instructions, will have to seek to obtain such funds directly from the state to which they were paid.

Effect of the Reverse Stock Split on Employee and Consultant Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the Reverse Stock Split ratio determined by the Board of Directors, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Stock Split determined by the Board of Directors, subject to our treatment of fractional shares.

Accounting Matters

The Reverse Stock Split Amendment will not affect the par value of our common stock per share, which will remain $0.0001 par value per share. As a result, as of the Effective Time, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet, on aggregate, will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder. This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this information statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a stockholder generally will not recognize gain or loss on the Reverse Stock Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Stock Split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by us as a result of the Reverse Stock Split.

Required Vote

The affirmative vote of a majority of the votes cast by holders of our issued and outstanding common stock as of the Record Date is required to approve the amendment to our Certificate of Incorporation to implement the Reverse Split.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR GRANT OF AUTHORITY FOR A REVERSE SPLIT OF THE COMPANY’S COMMON STOCK

OTHER MATTERS

We know of no other matters to be acted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent according to their best judgment.

By order of the Board of Directors of

Newgioco Group, Inc.

/s/ Michele Ciavarella

Michele Ciavarella

Chief Executive Officer and Chairman of the Board

August *, 2018

APPENDIX A

NEWGIOCO GROUP, INC.

2018 EQUITY INCENTIVE PLAN

EFFECTIVE AS OF [DATE], 2018

SECTION	1. INTRODUCTION.

The Company’s Board of Directors adopted the Newgioco Group, Inc. 2018 Equity Incentive Plan effective as of the Adoption Date subject to obtaining Company stockholder approval.

The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by offering Key Employees an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, and to encourage such Key Employees to continue to provide services to the Company and to attract new individuals with outstanding qualifications.

The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options), Stock Appreciation Rights, Restricted Stock Grants, Stock Units, Other Equity Awards and/or Cash Awards.

Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any related Award Agreement.

SECTION	2. DEFINITIONS. If a Participant’s employment agreement or Award Agreement (or other written agreement executed by and between Participant and the Company) expressly includes defined terms that expressly are different from and/or conflict with the defined terms contained in this Plan then the defined terms contained in the employment agreement or Award Agreement (or other written agreement executed by and between Participant and the Company) shall govern and shall supersede the definitions provided in this Plan.
(a)	“Adoption Date” means [DATE], 2018.
(b)	“Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

(c)                 “Award” means any award of an Option, SAR, Restricted Stock Grant, Stock Unit, Other Equity Award or Cash Award under the Plan.

(d)                “Award Agreement” means an agreement between the Company and a Participant evidencing the award of an Option, SAR, Restricted Stock Grant, Stock Unit, Other Equity Award or Cash Award as applicable.

(e)	“Board” means the Board of Directors of the Company, as constituted from time to time.

(f)                  “Cash Award” means, a cash incentive opportunity awarded under this Plan and which is (i) payable only in cash and is (ii) not an Option, SAR, Restricted Stock Grant, Stock Unit or Other Equity Award.

(g)	“Cashless Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law and in accordance with any procedures established by the Committee, an arrangement whereby payment of some or all of the aggregate Exercise Price may be made all or in part by delivery of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company. Cashless Exercise may also be utilized to satisfy an Option’s tax withholding obligations as provided in Section 14(b).
(h)	“Cause” means, with respect to a Participant, the occurrence of any of the following: (i) a conviction of a Participant for a felony crime or the failure of a Participant to contest prosecution for a felony crime, or (ii) a Participant’s misconduct, fraud, disloyalty or dishonesty (as such terms may be defined by the Committee in its sole discretion), or (iii) any unauthorized use or disclosure of confidential information or trade secrets by a Participant, or (iv) a Participant’s negligence, malfeasance, breach of fiduciary duties, neglect of duties, or (v) any material violation by a Participant of a written Company or Subsidiary or Affiliate policy or any material breach by a Participant of a written agreement with the Company or Subsidiary or Affiliate, or (vi) any other act or omission by a Participant that, in the opinion of the Committee, could reasonably be expected to adversely affect the Company’s or a Subsidiary’s or an Affiliate’s business, financial condition, prospects and/or reputation. In each of the foregoing subclauses (i) through (vi), whether or not a “Cause” event has occurred will be determined by the Committee in its sole discretion or, in the case of Participants who are directors or Officers or Section 16 Persons, the Board, each of whose determination shall be final, conclusive and binding. A Participant’s Service shall be deemed to have terminated for Cause if, after the Participant’s Service has terminated, facts and circumstances are discovered that would have justified a termination for Cause, including, without limitation, violation of material Company policies or breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant.

(i)	“Change in Control” means the occurrence of any of the following:

(i)                 The consummation of an acquisition, a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such acquisition, merger, consolidation or other reorganization is owned by persons who in the aggregate owned less than 20% of the Company’s combined voting power represented by the Company’s outstanding securities immediately prior to such acquisition, merger, consolidation or other reorganization;

(ii)              A sale of more than fifty percent (50%) of the outstanding shares of each class of capital stock of the Company to a person, entity or group other than a person, entity or group affiliated with the Company; or

(iii)            The sale, transfer or other disposition of all or substantially all of the Company’s assets to a person, entity or group other than a person, entity or group affiliated with the Company.

A transaction shall not constitute a Change in Control if: (i) its principal purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions; or (ii) it is an equity financing primarily for capital raising purposes. In addition, an IPO shall not constitute a Change in Control. If the timing of payments provided under an Award Agreement is based on or triggered by a Change in Control then, to extent necessary to avoid violating Code Section 409A, a Change in Control must also constitute a Change in Control Event.

(j)	“Change in Control Event” has the meaning provided to such term under Code Section 409A and the applicable regulations and guidance promulgated thereunder.
(k)	“Charter” means the Company’s [Amended and Restated] Certificate of Incorporation[, as amended] as may be amended from time to time.
(l)	“Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.
(m)	“Committee” means a committee consisting of members of the Board that is appointed by the Board (as described in Section 3) to administer the Plan. If no Committee has been appointed, the full Board shall constitute the Committee.
(n)	“Common Stock” means the Company’s common stock (as defined in the Charter and with the rights and obligations provided under the Charter) and any other securities into which such shares are changed, for which such shares are exchanged or which may be issued in respect thereof.
(o)	“Company” means Newgioco Group, Inc., a Delaware corporation.
(p)	“Consultant” means an individual (or entity) which performs bona fide services to the Company, a Parent, a Subsidiary or an Affiliate other than as an Employee or Non-Employee Director.
(q)	“Disability” means the following with respect to a Participant:

i. For all ISOs, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code;

ii. For all Awards which are considered nonqualified deferred compensation under Code Section 409A and for which payment can be made on account of the Participant’s disability, the disability of the Participant within the meaning of Section 409A of the Code; or

iii. For all other Awards, the Participant’s medically determinable physical or mental incapacitation such that for a continuous period of not less than twelve (12) months, the Participant is unable to engage in any substantial gainful activity or which can be expected to result in death.

Any question as to the existence of the Participant’s physical or mental incapacitation as to which the Participant or Participant’s representative and the Company cannot agree shall be determined in writing by a qualified independent physician selected by the Company. The physician’s determination of Disability shall be made in writing to the Company and the determination shall be final and conclusive for all purposes of the Participant’s Awards.

(r)	“Employee” means any individual who is a common-law employee of the Company, or of a Parent, or of a Subsidiary or of an Affiliate.
(s)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(t)	“Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value in determining the amount payable to a Participant upon exercise of such SAR.
(u)	“Fair Market Value” means the market price of a Share, determined by the Committee as follows:

(i)                  If the Shares were traded on a stock exchange (such as the New York Stock Exchange, NYSE Amex, the NASDAQ Global Market or NASDAQ Capital Market) at the time of determination, then the Fair Market Value shall be equal to the regular session closing price for such stock as reported by such exchange (or the exchange or market with the greatest volume of trading in the Shares) on the date of determination, or if there were no sales on such date, on the last date preceding such date on which a closing price was reported;

(ii)                If the Shares were traded on the OTC Markets at the time of determination, then the Fair Market Value shall be equal to the last-sale price reported by the OTC Markets for such date, or if there were no sales on such date, on the last date preceding such date on which a sale was reported; and

(iii)              If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith using a reasonable application of a reasonable valuation method as the Committee deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported by the applicable exchange or the OTC Markets, as applicable, or a nationally recognized publisher of stock prices or quotations (including an electronic on-line publication). Such determination shall be conclusive and binding on all persons.

(v)	“Incentive Stock Option” or “ISO” means an incentive stock option described in Code section 422.
(w)	“IPO” means an initial public offering by the Company of its equity securities pursuant to an effective registration statement filed with the SEC.
(x)	“Key Employee” means an Employee, Non-Employee Director or Consultant who has been selected by the Committee to receive an Award under the Plan.
(y)	“Net Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law, an arrangement pursuant to which the number of Shares issued to the Optionee in connection with the Optionee’s exercise of the Option will be reduced by the Company’s retention of a portion of such Shares. Upon such a net exercise of an Option, the Optionee will receive a net number of Shares that is equal to (i) the number of Shares as to which the Option is being exercised minus (ii) the quotient (rounded down to the nearest whole number) of the aggregate Exercise Price of the Shares being exercised divided by the Fair Market Value of a Share on the Option exercise date. The number of Shares covered by clause (ii) will be retained by the Company and not delivered to the Optionee. No fractional Shares will be created as a result of a Net Exercise and the Optionee must contemporaneously pay for any portion of the aggregate Exercise Price that is not covered by the Shares retained by the Company under clause (ii). The number of Shares delivered to the Optionee may be further reduced if Net Exercise is utilized under Section 14(b) to satisfy applicable tax withholding obligations.

(z)	“Non-Employee Director” means a member of the Board who is not an Employee.
(aa)	“Nonstatutory Stock Option” or “NSO” means a stock option that is not an ISO.
(bb)	“Officer” means an individual who is an officer of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.
(cc)	“Option” means an ISO or NSO granted under the Plan entitling the Optionee to purchase Shares under the Plan as provided in Section 6.
(dd)	“Optionee” means an individual, estate or other entity that holds an Option.

(ee)              “Other Equity Award” means an award (other than an Option, SAR, Stock Unit, Restricted Stock Grant or Cash Award) which derives its value from the value of Shares and/or from increases in the value of Shares. Settlement of Other Equity Awards may be in the form of Shares and/or cash as determined by the Committee.

(ff)	“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the Adoption Date shall be considered a Parent commencing as of such date.
(gg)	“Participant” means an individual or estate or other entity that holds an Award.
(hh)	“Plan” means this Newgioco Group, Inc. 2018 Equity Incentive Plan as it may be amended from time to time.

(ii)                “Re-Load Option” means a new Option or SAR that is automatically granted to a Participant as result of such Participant’s exercise of an Option or SAR.

(jj)                “Re-Price” means that the Company has lowered or reduced the Exercise Price of outstanding Options and/or outstanding SARs and/or outstanding Other Equity Awards for any Participant(s) in a manner described by SEC Regulation S-K Item 402(d)(2)(viii) (or as described in any successor provision(s) or definition(s)). For avoidance of doubt, Re-Price also includes any exchange of Options or SARs for other Awards or cash.

(kk)	“Restricted Stock Grant” means Shares awarded under the Plan as provided in Section 9.
(ll)	“Restricted Stock Grant Agreement” means the agreement described in Section 9 evidencing each Award of a Restricted Stock Grant.

(mm)         “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(nn)	“SAR Agreement” means the agreement described in Section 8 evidencing each Award of a Stock Appreciation Right.
(oo)	“SEC” means the Securities and Exchange Commission.
(pp)	“Section 16 Persons” means those Officers or directors or Non-Employee Directors or other persons who are subject to Section 16 of the Exchange Act.
(qq)	“Securities Act” means the Securities Act of 1933, as amended.

(rr)	“Separation From Service” means a Participant’s separation from service with the Company within the meaning of Code Section 409A.
(ss)	“Service” means service as an Employee, Non-Employee Director or Consultant. Service will be deemed terminated as soon as the entity to which Service is being provided is no longer either (i) the Company, (ii) a Parent, (iii) a Subsidiary or (iv) an Affiliate. The Committee determines when Service commences and when Service terminates. The Committee may determine whether any Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in termination of Service for purposes of any affected Awards, and the Committee’s decision shall be final, conclusive and binding.
(tt)	“Share” means one share of Common Stock.
(uu)	“Stock Appreciation Right or SAR” means a stock appreciation right awarded under the Plan as provided in Section 8.
(vv)	“Stock Option Agreement” means the agreement described in Section 6 evidencing each Award of an Option.
(ww)	“Stock Unit” means a bookkeeping entry representing the equivalent of one Share awarded under the Plan as provided in Section 10.
(xx)	“Stock Unit Agreement” means the agreement described in Section 10 evidencing each Award of Stock Units.
(yy)	“Stockholder Approval Date” means the date that the Company’s stockholders approve this Plan.
(zz)	“Stockholders Agreement” means any applicable agreement between the Company’s stockholders and/or investors that provides certain rights and obligations for stockholders.
(aaa)	“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the Adoption Date shall be considered a Subsidiary commencing as of such date.
(bbb)	“Termination Date” means the date on which a Participant’s Service terminates as determined by the Committee.
(ccc)	“10-Percent Shareholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of section 424(d) of the Code shall be applied.
SECTION	3. ADMINISTRATION.
(a)	Committee Composition. A Committee appointed by the Board shall administer the Plan. The Board shall designate one of the members of the Committee as chairperson. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

Effective with the Shares being publicly traded or the Company being subject to the reporting requirements of the Exchange Act, with respect to Awards to Section 16 Persons, the Committee shall consist either (i)solely of two or more individuals who satisfy the requirements of Rule 16b-3 (or its successor) under the Exchange Act or (ii)of the full Board. The Board may also appoint one or more separate committees of the Board, each composed of directors of the Company who need not qualify under Rule 16b-3, who may administer the Plan with respect to Key Employees who are not Section 16 Persons, may grant Awards under the Plan to such Key Employees and may determine all terms of such Awards. To the extent permitted by applicable law, the Board may also appoint a committee, composed of one or more Officers of the Company, that may authorize Awards to Employees (who are not Section 16 Persons) within parameters specified by the Board and consistent with any limitations imposed by applicable law.

(b)	Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include without limitation:

(i)                  selecting Key Employees who are to receive Awards under the Plan;

(ii)                determining the type, number, vesting requirements, performance conditions (if any) and their degree of satisfaction, and other features and conditions of such Awards and amending such Awards;

(iii)              correcting any defect, supplying any omission, or reconciling or clarifying any inconsistency in the Plan or any Award Agreement;

(iv)               accelerating the vesting, or extending the post-termination exercise term, or waiving restrictions, of Awards at any time and under such terms and conditions as it deems appropriate;

(v)                interpreting the Plan and any Award Agreements;

(vi)               making all other decisions relating to the operation of the Plan; and

(vii)             granting Awards to Key Employees who are foreign nationals on such terms and conditions different from those specified in the Plan, which may be necessary or desirable to foster and promote achievement of the purposes of the Plan, and adopting such modifications, procedures, and/or subplans (with any such subplans attached as appendices to the Plan) and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, or to meet the requirements that permit the Plan to operate in a qualified or tax efficient manner, and/or comply with applicable foreign laws or regulations.

The Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final, conclusive and binding on all persons. The Committee’s decisions and determinations need not be uniform and may be made selectively among Participants in the Committee’s sole discretion. The Committee’s decisions and determinations will be afforded the maximum deference provided by applicable law.

(c)	Indemnification. To the maximum extent permitted by applicable law, each member of the Committee, or of the Board, or any persons (including without limitation Employees and Officers) who are delegated by the Board or Committee to perform administrative functions in connection with the Plan, shall be indemnified and held harmless by the Company against and from (i)any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (ii)from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Bylaws or Charter, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
SECTION	4. GENERAL.
(a)	Eligibility. Only Employees, Non-Employee Directors and Consultants shall be eligible for designation as Key Employees by the Committee.
(b)	Incentive Stock Options. Only Key Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Key Employee who is a 10-Percent Shareholder shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(5) of the Code are satisfied. If and to the extent that any Shares are issued under a portion of any Option that exceeds the $100,000 limitation of Section 422 of the Code, such Shares shall not be treated as issued under an ISO notwithstanding any designation otherwise. Certain decisions, amendments, interpretations and actions by the Committee and certain actions by a Participant may cause an Option to cease to qualify as an ISO pursuant to the Code and by accepting an Option the Participant agrees in advance to such disqualifying action taken by either the Participant, the Committee or the Company.

(c)	Restrictions on Shares. Any Shares issued pursuant to an Award shall be subject to such Company policies, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law. In no event shall the Company be required to issue fractional Shares under this Plan.
(d)	Beneficiaries. A Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate.
(e)	Performance Conditions. The Committee may, in its discretion, include performance conditions in any Award.
(f)	Stockholder Rights. A Participant, or a transferee of a Participant, shall have no rights as a stockholder (including without limitation voting rights or dividend or distribution rights) with respect to any Common Stock covered by an Award until such person becomes entitled to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and the Common Stock has been issued to the Participant. No adjustment shall be made for cash or stock dividends or other rights for which the record date is prior to the date when such Common Stock is issued, except as expressly provided in Section 11. The issuance of an Award may be subject to and conditioned upon the Participant’s agreement to become a party to a Stockholders Agreement and be bound by its terms.
(g)	Buyout of Awards. The Committee may at any time offer to buy out, for a payment in cash or cash equivalents (including without limitation Shares issued at Fair Market Value that may or may not be issued under this Plan), an Award previously granted based upon such terms and conditions as the Committee shall establish.
(h)	Termination of Service. Unless the applicable Award Agreement or employment agreement provides otherwise (and in such case, the Award Agreement or employment agreement shall govern as to the consequences of a termination of Service for such Awards), the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s Service (in all cases subject to the term of the Option or SAR or Other Equity Award as applicable):

(i) if the Service of a Participant is terminated for Cause, then all Options, Cash Awards, Other Equity Awards, SARs, unvested portions of Stock Units and unvested portions of Restricted Stock Grants shall terminate and be forfeited immediately without consideration as of the Termination Date (except for repayment of any amounts the Participant had paid to the Company to acquire unvested Shares underlying the forfeited Awards);

(ii) if the Service of Participant is terminated due to the Participant's death or Disability, then the vested portion of his/her then-outstanding Options/SARs/Other Equity Awards may be exercised by such Participant or his or her personal representative within six months after the Termination Date and all unvested portions of any outstanding Awards shall be forfeited without consideration as of the Termination Date (except for repayment of any amounts the Participant had paid to the Company to acquire unvested Shares underlying the forfeited Awards); and

(iii) if the Service of Participant is terminated for any reason other than for Cause or other than due to death or Disability, then the vested portion of his/her then-outstanding Options/SARs/Other Equity Awards may be exercised by such Participant within three months after the Termination Date and all unvested portions of any outstanding Awards shall be forfeited without consideration as of the Termination Date (except for repayment of any amounts the Participant had paid to the Company to acquire unvested Shares underlying the forfeited Awards).

(i)	Intentionally Omitted.
(j)	Suspension or Termination of Awards. To the extent provided in an Award Agreement, if at any time (including after a notice of exercise has been delivered) the Committee (or the Board), reasonably believes that a Participant has committed an act of Cause (which includes a failure to act), the Committee (or Board) may suspend the Participant’s right to exercise any Option or SAR (or vesting of Restricted Stock Grants or Stock Units) pending a determination of whether there was in fact an act of Cause. To the extent provided in an Award Agreement, if the Committee (or the Board) determines a Participant has committed an act of Cause, neither the Participant nor his or her estate shall be entitled to exercise the outstanding Option or SAR whatsoever and the Participant’s outstanding Awards shall then terminate without consideration. Any determination by the Committee (or the Board) with respect to the foregoing shall be final, conclusive and binding on all interested parties.
(k)	Code Section 409A. Notwithstanding anything in the Plan to the contrary, the Plan and Awards granted hereunder are intended to comply with the requirements of Code Section 409A and shall be interpreted in a manner consistent with such intention. In the event that any provision of the Plan or an Award Agreement is determined by the Committee to not comply with the applicable requirements of Code Section 409A or the Treasury Regulations or other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements (including without limitation, after the grant date of an Award, increasing the Exercise Price to equal what was the Fair Market Value on the grant date of the Award). Each payment to a Participant made pursuant to this Plan shall be considered a separate payment and not one of a series of payments for purposes of Code Section 409A. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if upon a Participant’s Separation From Service he/she is then a “specified employee” (as defined in Code Section 409A), then solely to the extent necessary to comply with Code Section 409A and avoid the imposition of taxes under Code Section 409A, the Company shall defer payment of “nonqualified deferred compensation” subject to Code Section 409A payable as a result of and within six (6) months following such Separation From Service under this Plan until the earlier of (i) the first (1st) business day of the seventh (7th) month following the Participant’s Separation From Service, or (ii) ten (10) days after the Company receives written confirmation of the Participant’s death. Any such delayed payments shall be made without interest. While it is intended that all payments and benefits provided under this Plan will be exempt from or comply with Code Section 409A, the Company makes no representation or covenant to ensure that the Awards and payments under this Plan are exempt from or compliant with Code Section 409A. The Company will have no liability to any Participant or any other party if a payment or benefit under this Plan or any Award is challenged by any taxing authority or is ultimately determined not to be exempt or compliant. Each Participant further understands and agrees that each Participant will be entirely responsible for any and all taxes on any benefits payable to the Participant as a result of this Plan or any Award. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Code Section 409A or for any damages for failing to comply with Code Section 409A.
(l)	Electronic Communications. Subject to compliance with applicable law and/or regulations, an Award Agreement or other documentation or notices relating to the Plan and/or Awards may be communicated to Participants by electronic media.
(m)	Unfunded Plan. Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Committee be deemed to be a trustee of stock or cash to be awarded under the Plan.
(n)	Liability of Company Plan. The Company (or members of the Board or Committee) shall not be liable to a Participant or other persons as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (ii) any unexpected or adverse tax consequence or any tax consequence expected, but not realized, by any Participant or other person due to the grant, receipt, exercise or settlement of any Award granted under this Plan.
(o)	Reformation. In the event any provision of this Plan shall be held illegal or invalid for any reason, such provisions will be reformed by the Board if possible and to the extent needed in order to be held legal and valid. If it is not possible to reform the illegal or invalid provisions then the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(p)	Successor Provision. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the Adoption Date and including any successor provisions.
(q)	Governing Law. This Plan, and (unless otherwise provided in the Award Agreement) all Awards, shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

(r)                  No Re-Pricing of Options or SARs or Other Equity Awards or Award of Re-Load Options.

Notwithstanding anything to the contrary, (i) outstanding Options or SARs or Other Equity Awards may not be Re-Priced and (ii) Re-Load Options may not be awarded, in each case without the approval of Company stockholders. Moreover, any amendment to the Plan or any Award Agreement that results in the Re-Pricing of an Option or SAR or Other Equity Award issued under the Plan shall not be effective without prior approval of the stockholders of the Company. For this purpose, repricing includes a reduction in the Exercise Price of an Option or a SAR or the cancellation of an Option or SAR in exchange for cash, Options or SARs or Other Equity Award with an Exercise Price less than the Exercise Price of the cancelled Option or SAR, other Awards under the Plan or any other consideration provided by the Company.

(s)                 Other Awards. The Committee may in its discretion issue Other Equity Awards and/or Cash Awards to Key Employees. The terms and conditions of any such Awards shall be evidenced by an Award Agreement between the Participant and the Company.

(t)                  Non-Employee Director Compensation Limits. No Non-Employee Director serving in the following positions at any time during any calendar year shall receive Awards during such calendar year covering, in the aggregate, in excess of the following number of Shares: (i) Chairperson or Lead Director – 300,000 Shares; (ii) Other Non-Employee Director - 250,000 Shares. Additionally, the aggregate amount of all cash compensation (including annual retainers and other fees, whether or not granted under the Plan) plus the aggregate grant date fair market value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards issued under this Plan (or under any other incentive plan) provided to any Non-Employee Director during any single calendar year may not exceed $350,000. For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit in the calendar year in which the compensation is vested, and not in any later calendar year when it is paid to the Non-Employee Director.

(u)                Deferral Elections. The Committee may permit a Participant to elect to defer his or her receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise, earn out or vesting of an Award made under the Plan. If any such election is permitted, the Committee shall establish rules and procedures for such payment deferrals, including the possible (a) payment or crediting of reasonable interest on such deferred amounts credited in cash, and (b) the payment or crediting of dividend equivalents in respect of deferrals credited in units of Common Stock. The Company and the Committee shall not be responsible to any person in the event that the payment deferral does not result in deferral of income for tax purposes.

(v)                Payment of Non-Employee Director Cash Fees with Equity Awards. If the Board affirmatively decides to authorize such a process, each Non-Employee Director may elect to receive a Restricted Stock Grant (or Stock Units or Other Equity Awards) issued under the Plan in lieu of payment of all or a portion of his or her annual cash retainer and/or any other cash fees including without limitation meeting fees, committee service fees and participation fees. Any such elections made by a Non-Employee Director shall be effected no later than the time permitted by applicable law and in accordance with the Company’s insider trading policies and/or other policies. The aggregate grant date fair market value of any Restricted Stock Grants or Stock Units or Other Equity Awards issued pursuant to this Section 4(v) is intended to be equivalent to the value of the foregone cash fees. Any cash fees not elected to be received as a Restricted Stock Grant or Stock Units or Other Equity Awards shall be payable in cash in accordance with the Company’s standard payment procedures. The Board in its discretion shall determine the terms, conditions and procedures for implementing this Section 4(v) and may also modify or terminate its operation at any time.

SECTION	5. SHARES SUBJECT TO PLAN AND SHARE LIMITS.

(a)                 Basic Limitations. The Common Stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares. Subject to adjustment as provided in Section 11, the maximum aggregate number of Shares that may be issued:

(i) under the Plan shall not exceed 9,200,000 Shares (the "Share Limit"); and
(ii) pursuant to the exercise of ISOs granted under this Plan shall not exceed 9,200,000Shares (the “ISO Limit”).

(b)                Share Accounting. This Section 5(b) describes the Share accounting process for Awards issued under the Plan with respect to the Share Limit and ISO Limit.

(i) There shall be counted against the numerical limitations in Section 5(a) the gross number of Shares subject to issuance upon exercise or used for determining payment or settlement of Awards. The below clauses (ii), (iii), (iv), (v) and (vi) of this Section 5(b) seek to clarify the intent of the foregoing sentence. The Shares issued (or settled) under an Award will be counted against the Share Limit (and ISO Limit if the Award is an ISO) at the time(s) of exercise or settlement of the Award. For avoidance of doubt, Shares that are withheld as payment for the Award’s Exercise Price or applicable withholding taxes shall be counted against the Share Limit (and ISO Limit if the Award is an ISO).

(ii) For avoidance of doubt, each Share issued (or settled or exercised) under any Award shall be counted against the Share Limit as one Share.

(iii) For avoidance of doubt, whether or not a SAR is settled with any Shares, the gross number of Shares subject to the exercise and which are used for determining the benefit payable under such SAR shall be counted against the Share Limit, regardless of the number of Shares actually used to settle the SAR upon such exercise.

(iv) For avoidance of doubt, to the extent an Option is exercised via a Cashless Exercise or Net Exercise or is not otherwise fully settled with Shares, then the gross number of Shares subject to the exercise and which are used for determining the benefit payable under such Option shall be counted against the Share Limit (and shall also count against the ISO Limit if the Option being exercised is an ISO), regardless of the number of Shares actually issued to the Participant upon such exercise.

(v) If any portion of an Award is forfeited, terminated without consideration, or expires unexercised, (collectively, “Forfeited Shares”), the gross number of such Forfeited Shares shall again be available for Awards under the Plan and shall not be counted against the Share Limit or ISO Limit.

(v) For avoidance of doubt, if any Awards are settled or paid in cash in lieu of stock and/or are exchanged for other Awards (collectively, “Settled Shares”), the gross number of such Settled Shares shall be counted against the Share Limit (and ISO Limit if the Award is an ISO).

(c)                 Substitute Awards. Any Substitute Awards including without limitation any Shares that are delivered and any Awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding awards previously granted by another entity (as provided below) shall not be counted toward the Share Limit or ISO Limit. Substitute Awards shall not count toward the Share Limit, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan as provided in Section 5(b) above. Additionally, in the event that a company acquired by the Company or any Parent or any Subsidiary or any Affiliate or with which the Company or any Parent or any Subsidiary or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not count toward the Share Limit; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Board members prior to such acquisition or combination.

(d)                Dividend Equivalents. Any dividend equivalents distributed under the Plan in the form of Shares shall be counted against the Share Limit (with each Share that is distributed counting as one Share against the Share Limit). Dividend equivalents will not be paid (or accrue) on unexercised Options or unexercised SARs.

SECTION	6. TERMS AND CONDITIONS OF OPTIONS.
(a)	Stock Option Agreement. Each Award of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan (including without limitation any performance conditions). The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. The Stock Option Agreement shall also specify whether the Option is an ISO and if not specified then the Option shall be an NSO.
(b)	Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 11.
(c)	Exercise Price. An Option’s Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement. Except with respect to (i) outstanding stock options being assumed or (ii) Options being granted in exchange for cancellation of options granted by another issuer as provided under Section 6(e) or (iii) an NSO granted with a per share Exercise Price that is less than the per Share Fair Market Value on the date of Award and further provided that the Committee expressly acknowledges in its granting resolutions its awareness that such Option may be subject to the requirements of Code Section 409A, the Exercise Price of an Option shall not be less than 100% of the Fair Market Value (110% for 10-Percent Shareholders in the case of ISOs) of a Share on the date of Award.
(d)	Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become vested and/or exercisable. The Stock Option Agreement shall also specify the term of the Option; provided, however that the term of an Option shall in no event exceed ten (10) years from the date of Award. An ISO that is granted to a 10-Percent Shareholder shall have a maximum term of five (5) years. No Option can be exercised after the expiration date specified in the applicable Stock Option Agreement. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, Disability or retirement or other events. A Stock Option Agreement may permit an Optionee to exercise an Option before it is vested (an “early exercise”), subject to the Company’s right of repurchase at the original Exercise Price of any Shares acquired under the unvested portion of the Option which right of repurchase shall lapse at the same rate the Option would have vested had there been no early exercise. In no event shall the Company be required to issue fractional Shares upon the exercise of an Option and the Committee may specify a minimum number of Shares that must be purchased in any one Option exercise.
(e)	Modifications or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding Options or may accept the cancellation of outstanding stock options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. No modification of an Option shall, without the consent of the Optionee, impair his or her rights or increase his or her obligations under such Option.
(f)	Assignment or Transfer of Options. Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only by Optionee or by the guardian or legal representative of the Optionee. Except as otherwise provided in the applicable Stock Option Agreement, no Option or interest therein may be subject to a short position nor may any Option or interest therein be gifted, transferred, assigned, alienated, pledged, hypothecated, attached, sold, or encumbered by the Optionee during his/her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION	7.

PAYMENT FOR OPTION SHARES.

(a)	General Rule. The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash (or check) at the time when such Shares are purchased by the Optionee, except as follows and if so provided for in an applicable Stock Option Agreement:

(i)                  In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 7.

(ii)                In the case of an NSO granted under the Plan, the Committee may in its discretion, at any time accept payment in any form(s) described in this Section 7.

(b)	Surrender of Stock. To the extent that the Committee makes this Section 7(b) applicable to an Option in a Stock Option Agreement, payment for all or any part of the Exercise Price may be made with Shares which have already been owned by the Optionee for such duration as shall be specified by the Committee. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.
(c)	Cashless Exercise. To the extent that the Committee makes this Section 7(c) applicable to an Option in a Stock Option Agreement, payment for all or a part of the Exercise Price may be made through Cashless Exercise.
(d)	Net Exercise. To the extent that the Committee makes this Section 7(d) applicable to an Option in a Stock Option Agreement, payment for all or a part of the Exercise Price may be made through Net Exercise.
(e)	Other Forms of Payment. To the extent that the Committee makes this Section 7(e) applicable to an Option in a Stock Option Agreement, payment may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.
SECTION	8. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.
(a)	SAR Agreement. Each Award of a SAR under the Plan shall be evidenced by a SAR Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan (including without limitation any performance conditions). A SAR Agreement may provide for a maximum limit on the amount of any payout notwithstanding the Fair Market Value on the date of exercise of the SAR. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Participant’s other compensation.
(b)	Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and is subject to adjustment of such number in accordance with Section 11.
(c)	Exercise Price. Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding. Except with respect to outstanding stock appreciation rights being assumed or SARs being granted in exchange for cancellation of stock appreciation rights granted by another issuer as provided under Section 8(f), the Exercise Price of a SAR shall not be less than 100% of the Fair Market Value on the date of Award.
(d)	Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR which shall not exceed ten (10) years from the date of Award. No SAR can be exercised after the expiration date specified in the applicable SAR Agreement. A SAR Agreement may provide for accelerated exercisability in the event of the Participant’s death, or Disability or other events. SARs may be awarded in combination with Options or other Awards, and such an Award may provide that the SARs will not be exercisable unless the related Options or other Awards are forfeited. A SAR may be included in an ISO only at the time of Award but may be included in an NSO at the time of Award or at any subsequent time, but not later than six (6) months before the expiration of such NSO. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.
(e)	Exercise of SARs. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR may automatically be deemed to be exercised as of such date with respect to such portion to the extent so provided in the applicable SAR agreement. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after Participant’s death) shall receive from the Company (i) Shares, (ii) cash or (iii) any combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price of the Shares.

(f)	Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (including stock appreciation rights granted by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price. No modification of a SAR shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such SAR.
(g)	Assignment or Transfer of SARs. Except as otherwise provided in the applicable SAR Agreement and then only to the extent permitted by applicable law, no SAR shall be transferable by the Participant other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable SAR Agreement, a SAR may be exercised during the lifetime of the Participant only by the Participant or by the guardian or legal representative of the Participant. No SAR or interest therein may be transferred, assigned, alienated, pledged, hypothecated, attached, sold, or encumbered by the Participant during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.
SECTION	9. TERMS AND CONDITIONS FOR RESTRICTED STOCK GRANTS.
(a)	Restricted Stock Grant Agreement. Each Restricted Stock Grant awarded under the Plan shall be evidenced by a Restricted Stock Grant Agreement between the Participant and the Company. Each Restricted Stock Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan (including without limitation any performance conditions). The provisions of the Restricted Stock Grant Agreements entered into under the Plan need not be identical.
(b)	Number of Shares and Payment. Each Restricted Stock Grant Agreement shall specify the number of Shares to which the Restricted Stock Grant pertains and is subject to adjustment of such number in accordance with Section 11. Restricted Stock Grants may be issued with or without cash consideration under the Plan.
(c)	Vesting Conditions. Each Restricted Stock Grant may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Grant Agreement. A Restricted Stock Grant Agreement may provide for accelerated vesting in the event of the Participant’s death, or Disability or other events.
(d)	Voting and Dividend Rights. The holder of a Restricted Stock Grant (irrespective of whether the Shares subject to the Restricted Stock Grant are vested or unvested) awarded under the Plan shall have the same voting, dividend and other rights as other holders of Common Stock. However, any dividends received on Shares that are unvested (whether such dividends are in the form of cash or Shares) may be subject to the same vesting conditions and restrictions as the Restricted Stock Grant with respect to which the dividends were paid. Such additional Shares issued as dividends that are subject to the Restricted Stock Grant shall not reduce the number of Shares available for issuance under Section 5.
(e)	Modification or Assumption of Restricted Stock Grants. Within the limitations of the Plan, the Committee may modify or assume outstanding Restricted Stock Grants or may accept the cancellation of outstanding Restricted Stock Grants (including stock granted by another issuer) in return for the grant of new Restricted Stock Grants for the same or a different number of Shares. No modification of a Restricted Stock Grant shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such Restricted Stock Grant.
(f)	Assignment or Transfer of Restricted Stock Grants. Except as provided in Section 14, or in a Restricted Stock Grant Agreement, or as required by applicable law, a Restricted Stock Grant awarded under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 9(f) shall be void. However, this Section 9(f) shall not preclude a Participant from designating a beneficiary pursuant to Section 4(d) nor shall it preclude a transfer of Restricted Stock Grant Awards by will or pursuant to Section 4(d).

SECTION	10.

TERMS AND CONDITIONS FOR STOCK UNITS.

(a)	Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan (including without limitation any performance conditions). The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the Participant’s other compensation.
(b)	Number of Shares and Payment. Each Stock Unit Agreement shall specify the number of Shares to which the Stock Unit Award pertains and is subject to adjustment of such number in accordance with Section 11. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.
(c)	Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, or Disability or other events.
(d)	Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash or Common Stock dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to vesting of the Stock Units, any dividend equivalents accrued on such unvested Stock Units may be subject to the same vesting conditions and restrictions as the Stock Units to which they attach.
(e)	Modification or Assumption of Stock Units. Within the limitations of the Plan, the Committee may modify or assume outstanding Stock Units or may accept the cancellation of outstanding Stock Units (including stock units granted by another issuer) in return for the grant of new Stock Units for the same or a different number of Shares. No modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such Stock Unit.
(f)	Assignment or Transfer of Stock Units. Except as provided in Section 14, or in a Stock Unit Agreement, or as required by applicable law, Stock Units shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 10(f) shall be void. However, this Section 10(f) shall not preclude a Participant from designating a beneficiary pursuant to Section 4(d) nor shall it preclude a transfer of Stock Units pursuant to Section 4(d).
(g)	Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Except as otherwise provided in a Stock Unit Agreement or a timely completed deferral election, vested Stock Units shall be settled within thirty (30) days after vesting. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to a later specified date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.
(h)	Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.
SECTION	11. ADJUSTMENTS.
(a)	Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a stock split, a reverse stock split, a reclassification or other distribution of the Shares without the receipt of consideration by the Company, of or on the Common Stock, a recapitalization, a combination, a spin-off or a similar occurrence, the Committee shall make equitable and proportionate adjustments to:

(i)                  the Share Limit and ISO Limit specified in Section 5(a) and the Share numbers specified in Section 4(t);

(ii)                the number and kind of securities available for Awards (and which can be issued as ISOs) under Section 5;

(iii)              the number and kind of securities covered by each outstanding Award;

(iv)               the Exercise Price under each outstanding Option and SAR and Other Equity Award; and

(v)                the number and kind of outstanding securities issued under the Plan.

(b)	Participant Rights. Except as provided in this Section 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. If by reason of an adjustment pursuant to this Section 11, a Participant’s Award covers additional or different shares of stock or securities, then such additional or different shares and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.
(c)	Fractional Shares. Any adjustment of Shares pursuant to this Section 11 shall be rounded down to the nearest whole number of Shares. Under no circumstances shall the Company be required to authorize or issue fractional shares. To the extent permitted by applicable law, no consideration shall be provided as a result of any fractional shares not being issued or authorized.
SECTION	12. EFFECT OF A CHANGE IN CONTROL.
(a)	Merger or Reorganization. In the event that there is a Change in Control and/or the Company is a party to a merger or acquisition or reorganization or Change in Control Event or similar transaction, outstanding Awards shall be subject to the merger agreement or other applicable transaction agreement. Such agreement may provide, without limitation, that subject to the consummation of the applicable transaction, for the assumption (or substitution) of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration, or for the mandatory exercise or conversion of Awards into Shares and/or cash whether by Net Exercise or otherwise, in all cases without the consent of the Participant.

(b)                Acceleration of Vesting. In the event that a Change in Control occurs and there is no assumption, substitution or continuation of Awards pursuant to Section 12(a), the Committee in its discretion may provide that some or all Awards shall vest and become exercisable in connection with such Change in Control. For avoidance of doubt, “substitution” includes, without limitation, an Award being replaced by a cash award that provides an equivalent intrinsic value (wherein intrinsic value equals the difference between the market value of a share and any exercise price). The Committee may also in its discretion include in an Award Agreement a requirement that, under certain circumstances, acceleration of vesting (or compensation payable) with respect to such Award shall be reduced (or eliminated) to the extent that such reduction (or elimination) would, after taking into account any other payments in the nature of compensation to which the Participant would have a right to receive from the Company and any other person contingent upon the occurrence of a Change in Control, prevent the occurrence of a “parachute payment” as defined under Code Section 280G.

SECTION	13. LIMITATIONS ON RIGHTS.
(a)	Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain in Service as an Employee, Consultant, or Non-Employee Director of the Company, a Parent, a Subsidiary or an Affiliate or to receive any future Awards under the Plan. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company’s Bylaws and Charter and a written employment agreement (if any).

(b)	Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.
(c)	Dissolution. To the extent not previously exercised or settled, all Options, SARs, Stock Units, Cash Awards, Other Equity Awards and unvested Restricted Stock Grants shall terminate immediately prior to the dissolution or liquidation of the Company and shall be forfeited to the Company without consideration (except for repayment of any amounts a Participant had paid to the Company to acquire unvested Shares underlying the forfeited Awards).

(d)                Clawback Policy. The Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a Participant and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with Company policies and/or applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with the Clawback Policy. By accepting an Award, a Participant is also agreeing to be bound by the Company’s Clawback Policy which may be amended from time to time by the Company in its discretion (including without limitation to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the Participant’s Awards may be unilaterally amended by the Company to the extent needed to comply with the Clawback Policy.

SECTION	14. WITHHOLDING TAXES.
(a)	General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(b)                Share Withholding. The Committee in its discretion may permit or require a Participant to satisfy all or part of his or her withholding tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired (or by stock attestation). Such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value as of the previous day. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC. The Committee may also, in its discretion, permit or require a Participant to satisfy withholding tax obligations related to an Award through a sale of Shares underlying the Award or, in the case of Options, through Net Exercise or Cashless Exercise. The number of Shares that are withheld from an Award pursuant to this section may also be limited by the Committee, to the extent necessary, to avoid liability-classification of the Award (or other adverse accounting treatment) under applicable financial accounting rules including without limitation by requiring that no amount may be withheld which is in excess of the applicable maximum statutory withholding rates. The Committee, in its discretion, may permit other forms of payment of applicable tax withholding.

SECTION	15. DURATION AND AMENDMENTS.
(a)	Term of the Plan. The Plan, as set forth herein, is effective on the Adoption Date. The Plan shall terminate on the day before the tenth (10th) anniversary of the Adoption Date and may be terminated on any earlier date pursuant to this Section 15. This Plan will not in any way affect outstanding awards that were issued under any other Company equity compensation plans.
(b)	Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason. No Awards shall be granted under the Plan after the Plan’s termination. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules. In addition, no such amendment or termination (or amendment of an executed Award Agreement) shall be made which would materially impair the rights of any Participant, without such Participant’s written consent, under any then-outstanding Award. In the event of any conflict in terms between the Plan and any Award Agreement, the terms of the Plan shall prevail and govern.

SECTION	16.

EXECUTION.

To record the adoption of the Plan by the Board, the Company has caused its duly authorized Officer to execute this Plan on behalf of the Company.

NEWGIOCO GROUP, INC.

By:

Name: Michele Ciavarella

Title: Chief Executive Officer

APPENDIX B

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

NEWGIOCO GROUP, INC.

(Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware)

Newgioco Group, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY:

1. That the name of this corporation is Newgioco Group, Inc.

2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 26, 1998, under the name Pender International Inc.

3. That the Board of Directors has duly adopted resolutions proposing to amend and restate the Certificate of Incorporation, as amended (the “Certificate of Incorporation”), of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

FIRST: The name of the Corporation is Newgioco Group, Inc.

SECOND: The address of the Corporation’s registered office in the state of Delaware is Delaware Corporate Agents, Inc., 4406 Tennyson Road, Wilmington, County of New Castle, Delaware 19802. The name of the registered agent at such address is Delaware Corporate Agents, Inc.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the “DGCL”).

FOURTH: The total number of shares of capital stock that the Corporation shall have authority to issue is 180,000,000 shares, consisting of 160,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and 20,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

4.1 Common Stock. A statement of the designations, powers, preferences, rights, qualifications, limitations and restrictions in respect to the shares of Common Stock is as follows:

(a) Dividends. The Board of Directors of the Corporation may cause dividends to be paid to the holders of shares of Common Stock out of funds legally available for the payment of dividends by declaring an amount per share as a dividend. When and as dividends are declared on the Common Stock, whether payable in cash, in property or in shares of stock or other securities of the Corporation, the holders of Common Stock shall be entitled to share ratably according to the number of shares of Common Stock held by them, in such dividends.

(b) Liquidation Rights. Subject to the terms of any resolution or resolutions adopted by the Board of Directors pursuant to Section 4.2 of this ARTICLE FOURTH, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Stock shall be entitled to share ratably, according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

(c) Voting Rights. Except as otherwise provided in this Amended and Restated Certificate of Incorporation or required by applicable law, the holders of Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Common Stock shall be entitled to one vote for each share of such stock held by him. Notwithstanding the foregoing, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated (including any resolution adopted pursuant to Section 4.2 of this ARTICLE FOURTH relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any resolution adopted pursuant to Section 4.2 of this ARTICLE FOURTH relating to any series of Preferred Stock).

4.2 Preferred Stock. The Board of Directors is authorized, subject to any limitation prescribed by law, to adopt one or more resolutions to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to applicable Delaware law to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL and without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any resolution adopted pursuant to this Section 4.2.

The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a) The number of shares constituting the series and the distinctive designation of the series;

(b) The dividend rate (or the method of calculation of dividends) on the shares of the series, whether dividends will be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series;

(c) Whether the series shall have voting rights, in addition to the voting rights required by law, and if so, the terms of such voting rights;

(d) Whether the series shall have conversion rights, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e) Whether or not the shares of that series shall be redeemable or exchangeable, and, if so, the terms and conditions of such redemption or exchange, as the case may be, including the date or dates upon or after which they shall be redeemable or exchangeable, as the case may be, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f) Whether the series shall have a sinking fund for the redemption or purchase of shares of that series, and if so, the terms and amount of such sinking fund;

(g) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights or priority, if any, of payment of shares of the series; and

(h) Any other relative rights, preferences, powers and limitations of that series.

Except for any difference so provided by the Board of Directors, the shares of Preferred Stock will rank on parity with respect to the payment of dividends and to the distribution of assets upon liquidation.

FIFTH:

5.1 Location for Stockholder Meetings. Meetings of stockholders may be held within or outside the state of Delaware or may be held solely by means of remote communication in accordance with the DGCL.

5.2 Special Stockholders Meetings. Except as otherwise required by law, special meetings of the Corporation’s stockholders may be called only by (i) the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, (ii) the Chairman of the Board, if one is elected, or (iii) the Chief Executive Officer. Only those matters set forth in the notice, of the special meeting may be considered or acted upon at such special meeting, unless otherwise provided by law. Notwithstanding the foregoing, whenever holders of one or more series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call, pursuant to the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOURTH hereto, special meetings of holders of such Preferred Stock.

SIXTH:

6.1 Number of Directors. The number of directors of the Corporation shall be fixed from time to time by the vote of a majority of the entire Board of Directors, except as may be provided by the resolution or resolutions adopted by the Board of Directors of the Corporation in respect of Preferred Stock adopted pursuant to ARTICLE FOURTH hereto, but such number shall in no case be less than one (1) nor more than seven (7). Any such determination made by the Board of Directors shall continue in effect unless and until changed by the Board of Directors, but no such changes shall affect the term of any directors then in office.

6.2 Term of Office; Vacancies. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancies and newly created directorships resulting from an increase in the number of directors shall be filled exclusively by a majority of the directors then in office, even if less than a quorum, and shall hold office until the next stockholder’s meeting at which directors are elected and his successor is elected and qualified or until his earlier death, resignation, retirement, disqualification or removal from office.

6.3 Removal. Subject to Section 6.5 hereof, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

6.4 No Written Ballot. Election of directors need not be by written ballot, unless the By-laws of the Corporation provide otherwise.

6.5 Preferred Stock Directors. Notwithstanding the foregoing, whenever the holders of one or more series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOURTH applicable thereto, and each director so elected shall not be subject to the provisions of this ARTICLE SIXTH unless otherwise provided therein.

SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

(1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2) The Board of Directors shall have the power to make, alter, amend, change, add to or repeal the By-laws of the Corporation.

(3) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as maybe exercised or done by the Corporation; subject, nevertheless, to the provisions of the DGCL or this Amended and Restated Certificate of Incorporation.

(4) Any action permitted or required to be taken by the Board of Directors pursuant to this Amended and Restated Certificate of Incorporation may be taken by an authorized committee thereof, except as expressly prohibited by the DGCL or the By-laws.

EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this paragraph shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

NINTH: The Corporation reserves the right to repeal, alter or amend this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute.

TENTH: The Corporation shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify and advance expenses to (a) its directors and officers and (b) any person who at the request of the Corporation is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section as amended or supplemented (or any successor); provided, however, that, except with respect to proceedings to enforce rights to indemnification, the Corporation shall not indemnify any director, officer or such person in connection with a proceeding (or part thereof) initiated by such director, officer or such person unless such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The Corporation, by action of its Board of Directors, may provide indemnification or advance expenses to employees and agents of the Corporation or other persons only on such terms and conditions and to the extent determined by its Board of Directors in its sole and absolute discretion. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. No amendment to or repeal of this Article Tenth shall adversely affect any right or protection of a director, officer or such other indemnified person of the Corporation existing at the time of, or increase the liability of any director, officer or such other indemnified person of the Corporation with respect to any acts or omissions of such director, officer or such other indemnified person occurring prior to, such amendment or repeal.

ELEVENTH: The Corporation hereby renounces, to the fullest extent permitted by Section 122(17) of the DGCL, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any business opportunities that are presented to any of its directors or stockholders who are not otherwise employed by the Corporation other than business opportunities that are presented to any director or stockholder acting in his or her capacity as a director or stockholder of the Corporation. No amendment to or repeal of this Article Eleventh shall adversely affect any right or protection of a director or stockholder of this Corporation existing at the time of, or increase the liability of any director or stockholder of this Corporation with respect to any acts or omissions of such director or stockholder occurring prior to, such amendment or repeal.

TWELFTH: Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, all Internal Corporate Claims (as defined herein) shall be brought solely and exclusively in the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the Superior Court of the State of Delaware, or, if such other court does not have jurisdiction, the United States District Court for the District of Delaware). “Internal Corporate Claims” means claims, including claims in the right of the Corporation, brought by a stockholder (including a beneficial owner) (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware.

IN WITNESS WHEREOF, I have signed this Amended and Restated Certificate of Incorporation this [ ]day of [ ], 2018.

Michele Ciavarella, CEO

APPENDIX C

Certificate of Amendment of

[Amended and Restated] Certificate of Incorporation of

Newgioco Group, Inc.

(Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware)

Newgioco Group, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY:

1.	That the name of this corporation is Newgioco Group, Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on August 29, 1998, under the name Pender International Inc.

2.	That the Board of Directors has duly adopted resolutions proposing to amend and restate Article FOURTH of the [Amended and Restated] Certificate of Incorporation [, as amended] (the “Certificate of Incorporation”), of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that Article FOURTH of the Certificate of Incorporation, of this corporation be amended and restated in its entirety to read as follows:

FOURTH: The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 180,000,000 shares, consisting of 160,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and 20,000,000 shares of preferred stock, par value $0.0001. (the “Preferred Stock”).

The foregoing amendment shall be effective as of _____ a.m., New York City time on _____, 201__ (the “Effective Time”), every _____ (_____) shares of the Corporation’s Common Stock (the “Old Common Stock”), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one (1) share of common stock, par value $0.0001 per share, of the Corporation (the “New Common Stock”) (such formula herein, the “Determined Ratio”). Further, every right, option and warrant to acquire shares of Old Common Stock outstanding immediately prior to the Effective Time shall, as of the Effective Time and without any further action, automatically be reclassified into the right to acquire one (1) share of New Common Stock based on the Determined Ratio of shares of Old Common Stock to shares of New Common Stock, but otherwise upon the terms of such right, option or warrant (except that the exercise or purchase price of such right, option or warrant shall be proportionately adjusted).

Notwithstanding the immediately preceding paragraph, the Corporation shall not be required to issue or deliver any fractional shares of New Common Stock. At the Effective Time any such fractional interest in such shares of New Common Stock shall be [converted into the right to receive, an amount in cash, without interest, determined by multiplying (i) the closing sale price of the Common Stock (on a post-reverse-split basis as adjusted for the amendment effected hereby) on the trading day immediately prior to the Effective Time as reported on the OTCQB by (ii) such fractional share interest to which the holder would otherwise be entitled]/[rounded up to the next whole share]. Shares of Common Stock that were outstanding prior to the Effective Time and that are not outstanding after the Effective Time shall resume the status of authorized but unissued shares of Common Stock.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive [cash]/[whole shares] in lieu of any fractional shares of New Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any [cash]/[whole share] in lieu of fractional shares of New Common Stock to which such holder may be entitled pursuant to the immediately preceding paragraph.

IN WITNESS WHEREOF, I have signed this Certificate of Incorporation this [ ] day of [ ], 201[ ]

Michele Ciavarella, CEO

PROXY CARD

ANNUAL MEETING OF STOCKHOLDERS OF

NEWGIOCO GROUP, INC.

TO BE HELD ON WEDNESDAY, SEPTEMBER 12, 2018 AT 10:00 A.M. (EASTERN TIME ) AT THE OFFICES OF THE COMPANY LOCATED AT 130 ADELAIDE STREET WEST, SUITE 701, TORONTO, ONTARIO, M5H 2K4 CANADA

The undersigned stockholder ("Registered Stockholder") of the Newgioco Group, Inc. (the “Company”) hereby appoints, Michele Ciavarella, an officer and director and officer of the Company, or failing this person, Alessandro Marcelli, an officer of the Company, as proxyholder for and on behalf of the Registered Stockholder with the power of substitution to attend, act and vote for and on behalf of the Registered Stockholder in respect of all matters that may properly come before the 2018 annual meeting of stockholders (the “Annual Meeting”) and at every adjournment thereof, to the same extent and with the same powers as if the undersigned Registered Stockholder were present at the said Annual Meeting, or any adjournment thereof.

The Registered Stockholder hereby directs the proxyholder to vote the securities of the Company registered in the name of the Registered Stockholder as specified herein.

The undersigned Registered Stockholder appoints Michele Ciavarella and Alessandro Marcelli as proxies (the “Proxies”), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the common stock of the Company held of record by the undersigned on July 16, 2018, at the Annual Meeting to be held at the offices of the Company located at 130 Adelaide Street West, Suite 701, Toronto, Ontario M5H 2K4 Canada, and any adjournment thereof.

To assist the Company in tabulating the votes submitted by proxy prior to the Meeting, we request that you mark, sign, date and return this Proxy by 11:59 p.m. (Eastern Time) on September 11, 2018 using the enclosed envelope.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

THIS PROXY IS SOLICITED ON BEHALF MANAGEMENT OF THE COMPANY.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided

Please mark your votes

like this ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR":

1. Election of Directors	FOR all	Withhold All	FOR all Except
(1) Michele Ciavarella	☐	☐	☐
(2) Luca Pasquini
(3) Russ McMeekin
(4) Harold Wolkin
(5) William Rutsey

(Continued, and to be marked, dated and signed, on the reverse side)

2. Approve the ratification of the appointment of Pitagora Revisione, S.r.l as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. Approval of the Company’s 2018 Equity Incentive Plan and the reservation of 9,200,000 shares of common stock for issuance thereunder.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4. To hold an advisory vote on executive compensation.

FOR	AGAINST	ABSTAIN
☐	☐	☐

5. To approve a three-year frequency for holding an advisory vote on executive compensation.

1	2	3
YEAR	YEARS	YEARS	ABSTAIN
☐	☐	☐	☐

6. To approve the Amended and Restated Certificate of Incorporation of the Company.

FOR	AGAINST	ABSTAIN
☐	☐	☐

7. To grant discretion authority to the Company’s Board to effectuate the Reverse Stock Split.

FOR	AGAINST	ABSTAIN
☐	☐	☐

DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This Proxy, when properly executed, will be voted in the manner directed by the Registered Stockholder. If no direction is made, this Proxy will be voted "FOR" each of the nominated directors, “FOR” the three year frequency on holding an advisory vote on executive compensation and "FOR" all other proposals.

Dated: __________________ Signature: __________________________

Please sign exactly as your name appears on the delivery form. When shares are held jointly, both Registered Stockholders should sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate full title as such.

If a corporation, please indicate full corporate name; and if signed by the president or another authorized officer, please specify the officer's capacity.

If a partnership, please sign in partnership name by authorized person.

SIGN HERE: ________________________ IF JOINTLY HELD: ____________________

PLEASE PRINT NAME: ________________________ JOINT NAME: ________________________

DATE: ________________________

NUMBER OF SHARES: ________________________

REPRESENTED BY PROXY: ________________________

THIS PROXY FORM IS NOT VALID UNLESS IT IS SIGNED AND DATED.

SEE IMPORTANT INFORMATION AND INSTRUCTIONS ON REVERSE.

INSTRUCTIONS FOR COMPLETION OF PROXY

1.	This form of proxy ("Proxy") must be signed by you, the Registered Stockholder, or by your attorney duly authorized by you in writing, or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and if executed by an attorney, officer, or other duly appointed representative, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the Meeting, must accompany the Proxy.

2.	A Registered Stockholder who wishes to attend the Annual Meeting and vote on the resolutions in person, may do so by following the procedures set forth in the Company’s proxy statement.

3.	A Registered Stockholder who is not able to attend the Annual Meeting in person but wishes to vote on the resolutions, may by following the procedures set forth in the Company’s proxy statement.

4.	The securities represented by this Proxy will be voted or withheld from voting in accordance with the instructions of the Registered Stockholder on any poll of a resolution that may be called for and, if the Registered Stockholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. Further, the securities will be voted by the appointed proxyholder with respect to any amendments or variations of any of the resolutions set out on the Proxy or matters which may properly come before the Annual Meeting as the proxyholder in its sole discretion sees fit.

INSTRUCTIONS AND OPTIONS FOR VOTING:

To be represented at the Annual Meeting, this Proxy must be DEPOSITED at the office of Signature Stock Transfer, Inc., by mail or by fax, at any time up to and including 11:59 p.m. (local time) on Tuesday September 11, 2018.

Signature Stock Transfer, Inc.

14673 Midway Road, Suite 220

Addison, Texas 75001

Fax: 972.612.4122